Exhibit (C)(4)(B)

Exhibit (C)(4)(B)

[Work in progress. Draft subject to    change]

Translation of the draft of Tyndall’s Report to the Committee of Directors of Endesa

Americas S.A. dated July 27, 2016

July 27, 2016    Confidential

Important Information (1/2)

■ Asesorias Tyndall SpA (“Tyndall”) was retained by Endesa Americas S.A. (“Endesa Americas”) to act as an additional independent appraiser appointed by the Committee of Directors (the “Committee”) to inform the shareholders of Endesa Americas (the “Purpose of the Report”) about the merger (as this term is defined subsequently) in accordance with the terms set forth in Article 147 of the Ley 18,046 sobre Sociedades Anonimas (Chilean Corporate Law)

■ This report (the “Report”) was prepared in Spanish and, if translated into another language, the Spanish version should prevail for all purposes

■ This report was prepared to be used exclusively for the Purpose of the Report and must be used exclusively in that context and may not be used for any other purpose or objective without the prior written consent of Tyndall

■ This report does NOT constitute a recommendation, either express or tacit, to the Committee, the Directors, the Board or the shareholders of Endesa Americas regarding the convenience or timing to decide about the operations that comprise the Merger or Corporate Reorganization (as these terms are defined subsequently)

■ Without detriment to the Purpose of the Report, this Report does NOT constitute a recommendation, express or implied, to any shareholder of Endesa Americas or to any other person or entity, regarding the way in which that shareholder or person should proceed in regard to the Merger, the Corporate Reorganization or any other subject or issue

■ This Report should be read in its entirety, given that a partial reading might lead to misinterpretations. Any dissemination or partial distribution of the Report must be previously authorized in writing by Tyndall

■ Tyndall does NOT assume any responsibility or liability for the eventual results or consequences of the Merger or the Corporate Reorganization or the fact that neither one of them takes place

■ For purposes of performing our analysis and reaching the conclusions contained in this Report we have relied on information that was delivered to us or communicated by Endesa Americas, Enersis Americas S.A. (“Enersis Americas”), Chilectra Americas S.A. (“Chilectra Americas”) and/or their respective advisors and on publicly available information, without carrying out an independent verification of such information or its truthfulness, accuracy, completeness, adequacy, consistency, precision or reasonability. In the case of estimates, projections, reports or forecasts, we have assumed and trusted that they have been prepared in good faith and in a reasonable manner based on assumptions that reflect the best available estimates and judgments of the respective administration, advisor or expert, regarding the expected future results. Tyndall and its partners, managers, employees or representatives do not make any representation with regard to, or guarantee, either expressly or tacitly, with regard to the accuracy, veracity or completeness of the information received

■ We have assumed that the Merger will be implemented in the terms described in the respective “relevant facts” filings and in the Division Shareholders Meeting (as this term is defined subsequently), in particular, in accordance with the Terms and Conditions of the merger (as this term is defined subsequently)

[Work in progress. Draft subject to    change]

Important Information (2/2)

■ Publicly available information, including market information, stock prices, equity research analysts’ reports and similar material was obtained from, among other sources, entities and/or sites deemed reliable

■ Our analysis and the conclusions contained in this Report are necessarily based on the information and economic, market, financial and regulatory conditions prevailing at the date of this report, with the understanding that the developments and events occurring after this date may affect the analysis and conclusions of the Report. Tyndall assumes no obligation to update, revise or confirm this Report in the future

■ Future results may be significantly different from the ones assumed or suggested in the current Report. Therefore, Tyndall does NOT assume any responsibility or obligation to indemnify in the event that future results turn out to be different from the estimates, predictions or projections contained in this Report. Tyndall does not assume any obligation to inform, either the Committee, the directors, the shareholders of Endesa Americas or any other person, about changes with respect to any fact, estimate or situation that Tyndall may become aware of after the date of this Report

■ Tyndall is acting exclusively as an independent appraiser in regard to the Purpose of the Report, and it has not assumed any obligation or commitment to provide legal, accounting or tax advisory or to perform due diligence of the companies subject of the Merger or Corporate Reorganization. Therefore, no content of this Report shall be considered, used or interpreted as legal, accounting or tax advice, and any content thereof that makes reference, directly or indirectly, to legal, accounting or tax aspects shall be understood to be a review of general aspects that Tyndall has deemed relevant to support its own analysis

■ Finally, we note that Tyndall was not asked, nor did Tyndall provide any advice with respect to the design, selection or structuring of the Merger or the transactions comprised in the Corporate Reorganization, or regarding the terms and conditions or any other aspect thereof, nor were any services requested other than the furnishing of this Report. Therefore, Tyndall has not delivered an opinion in the Report nor will it deliver an opinion about the possibility that an alternative transaction to the Merger or a different configuration of the companies subject to the Corporate Reorganization might or might not result in larger profits for the shareholders of Endesa Americas

[Work in progress. Draft subject to change]

Agenda

I. Introduction and executive summary 3

II. Merger description 15

1. Background and description of the proposed transaction15

2. Scope of Tyndall´s work31

III. Analysis performed by Tyndall 35

1. Valuation of Endesa Americas, Enersis Americas and Chilectra Americas35

2. Analysis of the Reference Exchange Ratio64

3. Considerations regarding the Merger’s contribution to the social interest of Endesa Americas71

4. Other considerations75

IV. Conclusions 81

V. Appendix 86

[Work in progress. Draft subject to    change]

Introduction and executive summary (1/11)

What is being 1 The merger of Endesa Americas and Chilectra Americas into Enersis Americas proposed?

On May 6, 2016, Endesa Americas reported in a press release (hecho esencial), the agreement of its Board to formally initiate a merger process whereby Enersis Americas would absorb Endesa Americas and Chilectra Americas through incorporation; the latter two companies would be dissolved without liquidation, and the former would succeed them in all their rights and obligations

(the ”Merger”)

In the above-mentioned press release it was also reported that the Merger would be carried out “in accordance” with the resolutions adopted by the extraordinary shareholders meeting of Empresa Nacional de Electricidad S.A. held on December 18, 2015 (the ”Division Shareholders Meeting”), that approved the division of the company into: (i) Empresa Nacional de Electricidad S.A., the continuing entity (“Endesa Chile”), and (ii) Endesa Americas, a company to which the non-Chilean assets were allocated

Finally, in the same press release it was mentioned that the Merger would be carried out in accordance with the estimated terms that were presented at the Division Shareholders Meeting, particularly with regard to the following:

(i) The Merger will be subject to the fulfillment of the Withdrawal Rights Conditions (as this term is defined subsequently): a limit to the exercise of withdrawal rights was set to up to 10.00% in the case of Enersis Americas, up to 7.72% in the case of Endesa

Americas, and up to 0.91% in the case of Chilectra Americas

(ii) An exchange ratio of 2.8 shares of Enersis Americas for each share of Endesa Americas and 5.0 shares of Enersis Americas for each share of Chilectra Americas will be proposed

(iii) Enersis Americas will launch a tender offer (the “Tender Offer”) for all the shares and American Depositary Receipts (“ADRs”) issued by Endesa Americas that are not owned by Enersis Americas, at a price of CLP$285 per share (the ”Tender Offer Price”).

The Tender Offer shall be subject to the “Tender Offer Conditions”): (i) approval of the Merger; (b) fulfillment of the Withdrawal Rights Conditions; and (iii) other terms and conditions to be communicated at time when the Tender Offer is launched

(iv) The controlling shareholder Enel S.p.A. (“Enel’) committed to (the ”Enel Commitments”): (a) vote in favor of the Merger in the respective shareholders meeting, provided that prior to the meeting no material adverse changes have occurred; and (b) if the Merger is approved, for a period of 5 years, it is its intention not to carry out or propose any other corporate reorganization process involving Enersis Americas

In accordance with the foregoing, considering what was reported on Endesa Americas’ press release dated August 6, 2016, and the adjustments to be reviewed by the Board of Directors of Endesa Americas, Enersis Americas and Chilectra Americas in their respective meetings to be held on August 5, 2016, we understand that what is being proposed to the shareholders of Endesa Americas and evaluated in this Report is the Merger by incorporation of Endesa Americas and Chilectra Americas into Enersis Americas in accordance with these terms and conditions (the “Terms and Conditions of the Merger”) 4

[Work in progress. Draft subject to    change]

Introduction and executive summary (2/11)

The Merger is part 2 The Merger is the second step of the Corporate Reorganization of the Corporate

Reorganization On 22 April 2015, Enel made public a Board resolution stating that it considered convenient that the Boards of Enersis proposed by Enel S.A., Empresa Nacional de Electricidad S.A., and Chilectra S.A. began the analysis of a potential corporate reorganization process (the ”Corporate Reorganization”) under which the power generation and distribution assets in Chile would be separated from those in other countries in Latin America

The proposed Corporate Reorganization consists of a series of successive transactions that, considered as a whole, separate the non-Chilean assets of Enersis S.A., Empresa Nacional de Electricidad S.A., and Chilectra S.A. and group them in a single entity

Specifically, the Corporate Reorganization comprises the following steps:

■ First Step: the division of Enersis S.A., Empresa Nacional de Electricidad S.A., and Chilectra S.A. (the ”Divisions”), a step that has already been executed, which consisted of: ■ The division of Empresa Nacional de Electricidad S.A. into two companies:

- Endesa Chile, continuing entity of Empresa Nacional de Electricidad S.A.

- Endesa Americas, a new company to which the non-Chilean assets were allocated ■ The division of Chilectra S.A. into two companies

- Chilectra Chile, continuing entity of Chilectra S.A.

- Chilectra Americas, a new company to which the non-Chilean assets were allocated ■ The division of Enersis S.A. into two companies:

- Enersis Americas, continuing entity of Enersis S.A., which retained the non-Chilean assets

- Enersis Chile, a new company to which the non-Chilean assets were allocated ■ Second Step: The Merger

This step has not taken place yet, and it is precisely what will be submitted for the knowledge of the shareholders of Endesa Americas

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Introduction and executive summary (3/11)

The Merger will be 3 Seven of the nine Directors of Endesa Americas declared having an “interest” in the Merger as they were subject to the rules on elected with the decisive votes of the controlling shareholder of Endesa Americas. Therefore, the approval of “operations with the Merger shall be subject to the requirements and procedures set forth in Article 147 of the Ley de Sociedades related parties in Anonimas (Chilean Corporate Law) publicly traded In the same press release dated May 6, 2016 mentioned before, where the beginning of the Merger process was companies” communicated, it was reported that seven of the Directors of Endesa Americas (Rafael Fauquie Bernal, Vittorio Vagliasindi, Francesco Buresti, Umberto Magrini, Luca Noviello, Mauro Di Carlo and Loreto Silva Rojas) stated that they were elected decisively with the votes of the controlling shareholder of Endesa Americas and have an interest in the Merger “in the terms of Article 147 of the Ley de Sociedades Anonimas, and taking into consideration the ruling of the Santiago Court of Appeals of March 22, 2016”

Therefore, in addition to the laws, regulations, and administrative provisions that specifically regulate the Merger of publicly traded corporations, the Merger shall also be subject to the rules on operations with related parties in publicly traded companies set forth in Title XVI (“Title XVI”) of the Ley sobre Sociedades Anonimas No. 18,046

(the “LSA”).

In accordance with article 147 of the LSA, which is part of Title XVI, a publicly traded company can only enter into transactions with related parties when the purpose of such transactions is to contribute to the social interest, they conform in price, terms and conditions to those transactions that prevail in the market at the time of their approval, and they conform with the requirements and procedures set forth in the aforementioned article 147 of the LSA

Among the requirements and procedures specified in article 147 of the LSA, in the event that a shareholders meeting is called to approve the transaction, the Board must appoint at least one independent appraiser to inform the shareholders about the terms and conditions of the transaction, its effects, and its potential impact on the company, as well as other factors that the Committee of Directors has expressly requested be evaluated 6

[Work in progress. Draft subject to change]

Introduction and executive summary (4/11)

Scope of Tyndall´s 4 Tyndall was appointed by the Committee of Directors of Endesa Americas as an additional independent appraiser to work inform shareholders about the conditions of the Merger, its effects, and its potential impact on Endesa Americas, as provided in Article 147 of the LSA

Specifically, the Report evaluates whether the Merger

■Aims to contribute to the social interest of Endesa Americas; and

■Conforms in price, terms, and conditions to those transactions that prevail in the market at the time of its approval

Main analyses 5 In order to determine whether the purpose of the Merger is to contribute to the social interest of Endesa Americas performed and conforms in price, terms, and conditions to those transactions that prevail in the market at the time of its approval, Tyndall performed a value creation analysis, comparing the current value of Endesa Americas with the pro-

forma stake that shareholders of Endesa Americas would receive in Enersis Americas if the Merger is consumated

Based on the assumption that the criterion for determining whether an operation contributes to the social interest or not is the expected impact of the operation on the value of the investment of current shareholders in Endesa Americas, the following analyses were performed:

■Valuation of Endesa Americas, Enersis Americas and Chilectra Americas according to different methodologies

(the ”Standalone Values”)

■Relative contribution of Endesa Americas, Enersis Americas and Chilectra Americas in the Merger (the “Relative

Contribution”)

■Valuation of the combined entity, this is, the value of Enersis Americas after the Merger takes effect (”Pro-forma

Value”)

■Value creation analysis, comparing the position of Endesa Americas shareholders ”with” and “without” the Merger,

considering the Reference Exchange Ratio (the ”Value Creation Analysis”)

Additionally, at the request of the Committee, the Tender Offer Price and the other Terms and Conditions of the Merger were also analyzed

[Work in progress. Draft subject to change]

Introduction and executive summary (5/11)

Standalone Values **6** **The following table summarizes the estimated value range for Enersis Americas, Endesa Americas and Chilectra Americas based on different valuation methodologies**

	Equity value (US$bn for equity values, CLP$ for share price)	Low	Base case	High	Price per share: Min	Mid	Max
Endesa Americas	DCF valuation	$3.7	$4.2	$4.8	$296	$335	$388
	Valuation based on FV/EBITDA 17E multiple	$3.6	$4.0	$4.8	$291	$321	$385
	Market value	$3.4	$3.8	$3.9	$278	$296	$315
	Research analysts' target price	$3.6	$3.8	$4.1	$289	$305	$328
Enersis Americas	DCF valuation	$8.6	$9.9	$11.7	$116	$133	$157
	Valuation based on FV/EBITDA 17E multiple	$8.9	$10.4	$13.5	$120	$140	$181
	Market value	$7.0	$8.4	$8.4	$95	$111	$117
	Research analysts' target price	$7.9	$8.9	$9.5	$106	$120	$128
Chilectra Americas	DCF valuation	$0.8	$0.9	$1.3	$377	$491	$646
	Valuation based on FV/EBITDA 17E multiple	$0.7	$1.0	$1.6	$399	$582	$944
	Market value	$0.7		$0.8	$444	$446	$446
	Research analysts' target price	n.a.			n.a.	n.a.	n.a.

Axis: - 2.0 4.0 6.0 8.0 10.0 12.0 14.0

Note 1: Ranges are based on sensitivities of discount rates and perpetuity growth rates (in the case of DCF) and multiples (in the case of trading multiples) that maximize/minimize the equity value of each company. In the DCF valuation, WACC sensitivity is based on a factor of 0.95x and 1.05x and terminal value's perpetuity growth rate sensitivity of +/- 0.5%

Note 2: Highlighted circle on each range corresponds to the base case scenario in the DCF and FV/EBITDA multiple case, the market price as of June 30, 2016, in the Market value case, and the median in the Research analysts' target prices case

Tyndall Group 8

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Introduction and executive summary (6/11)

Relative Contribution

7 **The following table summarizes the relative contribution of Enersis Americas, Endesa Americas and Chilectra Americas to the Merger, based on different valuation methodologies**

Exchange Ratio according to different valuation methodologies


Proposed Exchange Ratio : 2.80x [15.8%]
3.5x
3.0x
2.8x
2.5x
2.0x
1.5x
2.9x [16.4%]
2.7x [15.3%]
2.6x [14.8%]
2.9x [16.1%]
2.5x [14.4%]
2.2x [12.7%]
2.7x
[15.1%]
2.3x [13.3%]
1.9x [11.3%]
2.9x [16.1%]
2.7x [15.3%]
2.4x [13.9%]
Market value
DCF
FV/EBITDA Multiple
Research analysts' target price
More favorable for Endesa Americas
Less favorable for Endesa Americas

Note 1: Figures in brackets correspond to the ownership stake of the minority shareholders of Endesa Americas in Enersis Americas Pro-forma
Note 2: Highlighted circle on each range corresponds to the base case scenario in the DCF and FV/EBITDA multiple case, the market price as of June 30, 2016, in the Market value case, and the median in the Research analysts' target prices case
Note 3: Ranges are based on sensitivities of discount rates and perpetuity growth rates (in the case of DCF) and multiples (in the case of trading multiples) that maximize/minimize the ownership stake of the minority shareholders of Endesa Americas in Enersis Americas Pro-forma

Tyndall Group 9

[Work in progress. Draft subject to    change]

Introduction and executive summary (7/11)

Pro-forma Value of 8 The following table summarizes the estimated range of Pro-forma Value for the merged Enersis Americas using Enersis Americas different valuation methodologies

Enersis Americas Pro-forma equity value (US$bn)

$10.1 $11.6 $13.6 DCF valuation

FV/EBITDA 17E based on

Financial Projections $10.4 $12.0 $15.4

Market value $8.4 $9.4 $10.0

Research analysts’ target price $9.4 $10.4 $11.1

6.0 8.0 10.0 12.0 14.0 16.0

Note 1: Ranges are based on sensitivities of discount rates and perpetuity growth rates (in the case of DCF) and multiples (in the case of trading multiples) that maximize/minimize the equity value of each company. In the DCF valuation, WACC sensitivity is based on a factor of 0.95x and 1.05x and terminal value’s perpetuity growth rate sensitivity of +/- 0.5%

Note 2: Highlighted circle on each range corresponds to the base case scenario in the DCF and FV/EBITDA multiple case, the market price as of June 30,

2016, in the Market value case, and the median in the Research analysts’ target prices case 10

[Work in progress. Draft subject to    change]

Introduction and executive summary (8/11)

Value Creation 9 Considering the position of the current shareholders of Endesa Americas, from a purely financial perspective of value Analysis creation, the approval of the Merger in accordance with the Reference Exchange Ratio would be positive for the shareholders of Endesa Americas

■ The Reference Exchange Ratio is close to the upper limit of the range and above the midpoint estimated for the exchange ratio under the two valuation methodologies used, as well as considering market values and target prices of research analysts

■ Furthermore, our sensitivity analysis suggests that even if the valuation of specific operating assets changes, the exchange ratio does not vary significantly, and operating scenarios where the value of the operating assets might cause the lower limit of the range to be located above the value of the Reference Exchange Ratio are considered highly unlikely

■ Additionally, if the Merger does not take place, there are factors and risks that could negatively impact Endesa

Americas’ share price

■ Endesa Americas would probably require an administrative structure at the holding company level that it does not currently have, the cost of which is not included in the Standalone Value of Endesa Americas (additional cost)

■ A series of expenses, including those associated with maintaining a publicly traded company with an ADRs program, would be eliminated if the Merger takes place. Such expenses also include professional fees for lawyers and auditors, investor relations and Board of Directors

■ Potential discounts to the value of underlying assets based on potential difficulties from research analysts in covering and valuing the Company (relevant minority interest and non-consolidated investments)

■ Conflict of interest at the Enel level regarding the vehicle to be used to grow in Latin America (Enersis Americas, where it holds a ~61% economic interest vs. Endesa Americas, where it is only entitled to ~36% of the economic rights), which could adversely affect the market price of the share

■ Potential decline in liquidity 11

[Work in progress. Draft subject to    change]

Introduction and executive summary (9/11)

Context of the 10 Although the Tender Offer Price is currently below the market price of Endesa Americas, we believe that the Tender Tender Offer Offer Price provides a “floor” that gives Endesa Americas shareholders a greater degree of protection (subject to the Tender Offer actually being launched and, when that happens, the Tender Offer not being subject to additional conditions that distort its original purpose)

■ Endesa Americas’ share price implicit in the Reference Exchange Ratio is 11.4% higher than the Tender Offer Price, using the share price of Enersis Americas as of June 30, 2016 as a reference

■ The market price as of June 30, 2016 is 7.0% higher than the Tender Offer Price

■ The weighted average price (weighted by volume traded) using a similar methodology to the one used to calculate the exercise price of withdrawal rights (but for a different period), is 3.8% higher than the Tender Offer Price

■ However, depending on the type of shareholder, tax treatment of capital gains may vary. Therefore, assuming equal prices, there could be an advantage in selling shares in a Tender Offer versus exercising withdrawal rights12

[Work in progress. Draft subject to change]

Introduction and executive summary (10/11)

Other 11 Other Terms and Conditions of the Merger

Considerations

■ Regarding the Withdrawal Rights Conditions

■The option of subjecting the Merger to a condition precedent is expressly stipulated in the Regulation of the LSA

■The condition of the exercise of withdrawal rights not exceeding a maximum limit, expressed as a percentage of the shares of the company, is a practice that is being incorporated in mergers of publicly traded companies in Chile

-The LSA provides (Article 71) that the Board of a company that adopted an agreement that grants withdrawal rights may call, within 30 days of the deadline for the exercise of such withdrawal rights, a new meeting so that it may reconsider or ratify the agreements that led to the exercise of the right

■Regarding the limits set for the Merger, the percentages set for Enersis Americas (up to 10.00% of the shares) and

Endesa Americas (up to 7.72% of the shares) are higher than the percentages set for previous mergers where this type of condition was included (given its ownership structure, the 0.91% set for Chilectra Americas should not be relevant)

-This is positive from a certainty of execution point of view, since it makes it easier for the condition to be fulfilled

-Given the context of the Merger, from the perspective of the shareholders of Endesa Americas, it seems positive that the limit set for Enersis Americas is higher than the limit set for Endesa Americas

■Regarding Enel´s commitment to vote in favor of the Merger, we think it’s positive since it gives a greater degree of certainty to the Merger and to the Terms and Conditions of the Merger that have already been announced

■Conditioning this commitment to the fact that before the meeting that votes on the Merger no material adverse changes have occurred, allocates market risk to the shareholders that already approved the Divisions with the expectation that the Merger would be approved in the announced terms

■Regarding Enel´s commitment that if the Merger is approved, within a period of 5 years, it is its intention not to carry out any other corporate reorganization process that affects Enersis Americas or propose that such process be carried out, we think this is a condition that is difficult to evaluate because it is atypical for this kind of operations, which seems to us (i) that reflects an idiosyncratic situation of the Enersis Group and (ii) considering it to be positive (negative) would assume considering beforehand that every future reorganization proposal will be negative (positive)

[Work in progress. Draft subject to    change]

Introduction and executive summary (11/11)

Conclusions ■ On May 6, 2016, the Committee of Directors appointed Tyndall as an additional independent appraiser to inform the shareholders of Endesa Americas about the conditions of the Merger, its effects, and its potential impact on the Company, pursuant to the terms set forth in Article 147 of the LSA

■ Based upon, and subject to the factors and assumptions set forth in this Report, we conclude the following with regard to the proposed Merger:

■ We believe that the consummation of the Merger, pursuant to the terms and conditions proposed, would contribute to the social interest of Endesa America

■ The proposed exchange ratio of 2.8 shares of Enersis Americas for each share of Endesa Americas is consistent with market conditions prevailing in the market at the time of this Report

■ The other terms and conditions of the Merger, summarized in what we have defined as the Terms and Conditions of the Merger, also conform to the ones prevailing in the market at the time of this Report 14

[Work in progress. Draft subject to change]

Agenda

I. Introduction and executive summary 3

II. Merger description 15

1. Background and description of the proposed transaction 15

2. Scope of Tyndall´s work 31

III. Analysis performed by Tyndall 35

1. Valuation of Endesa Americas, Enersis Americas and Chilectra Americas 35

2. Analysis of the Reference Exchange Ratio 64

3. Considerations regarding the Merger’s contribution to the social interest of Endesa Americas 71

4. Other considerations 75

IV. Conclusions 81

V. Appendix 86 15

[Work in progress. Draft subject to change]

General background (1/2)

■ On 22 April 2015, Enel communicated a Board resolution stating that it considered convenient that the Boards of Enersis S.A., Empresa Nacional de Electricidad S.A., and Chilectra S.A. initiate the analysis of a potential Corporate Reorganization process, under which the power generation and distribution in Chile would be separated from those in other countries in Latin America

■ The proposed Corporate Reorganization consists of a series of transactions that, seen as a whole, separate the non-Chilean assets of Enersis S.A.,

Empresa Nacional de Electricidad S.A., and Chilectra S.A. and groups them in a single entity

■ Specifically, the Corporate Reorganization involves two steps: (i) the division of Chilean and non-Chilean assets; and (ii) bringing together under a single entity, Enersis Americas, all the non-Chilean assets

■ The first step started on December 18, 2015, when the extraordinary shareholders meetings of Empresa Nacional de Electricidad S.A., Chilectra

S.A., and Enersis S.A. approved the Divisions…

■ The division of Enersis S.A. into two companies:

-Enersis Americas, continuing entity of Enersis S.A., which retained the non-Chilean assets

-Enersis Chile, a new company to which the non-Chilean assets were allocated

■ The division of Empresa Nacional de Electricidad S.A. Into two companies:

-Endesa Chile, continuing entity of Empresa Nacional de Electricidad S.A.

-Endesa Americas, new company to which the non-Chilean assets were allocated

■The division of Chilectra S.A. into two companies:

-Chilectra Chile, continuing entity of Chilectra S.A.

-Chilectra Americas, new company to which the non-Chilean assets were allocated

■and concluded, from the perspective of shareholders that own shares (as opposed to ADRs), on April 21, 2016, date when the stock certificates representing the shares resulting from the Divisions were made available to the shareholders of the divided companies, and trading of the shares of the new companies started in the respective stock exchange; and on April 27, 2016, for holders of ADRs, date when Form F-6 was declared to be in effect, and the ADRs issued by Endesa Americas and Enersis Americas were actually distributed

Source: SVS 16

[Work in progress. Draft subject to change]

General background (2/2)

■ The second step consists of the Merger

■ This step was formally launched on May 6, 2016 when Enersis Americas, Chilectra Americas, and Endesa Americas each communicated, in a press reléase (hecho esencial), the agreement of their respective Boards to formally start a merger process whereby Enersis Americas would absorb

Endesa Americas and Chilectra Americas, both of which would be dissolved without liquidation, with the former succeeding them in all their rights and obligations

■ Endesa Americas also reported the following on that date:

■ That seven of the Directors of Endesa Americas (Rafael Fauquie Bernal, Vittorio Vagliasindi, Francesco Buresti, Umberto Magrini, Luca

Noviello, Mauro Di Carlo and Loreto Silva Rojas) stated that they were elected with the decisive votes of the controlling shareholder of

Endesa Americas and have an interest in the Merger “in the terms of Article 147 of the Corporations Act, and as provided in the ruling of the Santiago Court of Appeals of March 22, 2016”

■ That Mr. Colin Becker was appointed independent expert of the Company to issue a report on the value of the companies that are to be merged and the respective exchange ratio, in the terms and in compliance with articles 156 and 158 of the Corporations Regulation.

■ That Banco Santander Chile S.A. was appointed independent appraiser of Endesa Americas in the Merger to issue a report in the terms of article 147 of the LSA

■ That the Committee of Directors of Endesa Americas in an extraordinary meeting after the Board meeting, held on the same date (May

6, 2016), appointed Tyndall as additional independent appraiser to assist in the Merger with Enersis Americas

Source: SVS 17

[Work in progress. Draft subject to change]

Procedure for the merger of two or more companies

■ The merger of corporations consists of joining two or more companies in a single one that succeeds them in all their rights and obligations, and that incorporates all the equity and shareholders of the merged entities

■ In practice, a merger between two or more companies imports the capital increase of one company (the survivor), which is paid with the equity of the company or companies to be absorbed, entities that are dissolved with no need to be liquidated

■ In a merger, the new shares issued by the absorbing company are distributed directly by the Board among the shareholders of the absorbed companies according to the exchange ratio adopted at the extraordinary shareholders meeting that approved the merger

(there are no preemptive rights to subscribe the new shares)

■ From an economic point of view, what is relevant is the relative valuation of the equity of the companies to be merged, since the exchange ratio is established on the basis of that relative valuation

■ The merger of corporations is a procedure regulated by Article 99 of the LSA, supplemented by articles 155 to 159 of the Regulations of the LSA

■ The merger is one of the subjects that can only be decided by the shareholders of the company, at an extraordinary meeting

■ The approval of the merger agreement requires the favorable vote of two-thirds of the voting shares, and its approval is one of the matters that grants dissenting shareholders “withdrawal rights”

■ In addition to the merger itself, the following shall be approved at the extraordinary shareholders meeting:

-The audited balance sheets of the companies involved in the merger, which will be used for the merger

-The report of an expert appointed by the Board of Directors of the company, which reports on the value of the companies that are being merged and the exchange ratio of the respective shares

-This report shall also include the pro-forma balance sheet that represents the absorbing company, presenting the sum of the assets, liabilities, and equity accounts of the companies to be merged (however, it’s the shareholders who freely agree on the exchange ratio)

-The by-laws of the absorbing company

■When the merger is approved, it can be agreed to condition the merger to a specific term or condition

■The merger date is considered to be the date when the approval of the merger takes effect, but when the merger is subject to a condition, it is understood to take effect after the condition has been fulfilled

■ Once the merger takes effect, the Board of the absorbing company must distribute the new shares directly to the shareholders of the absorbed companies, according to the exchange ratio adopted at the extraordinary shareholders meeting that approved the merger

Source: LSA 18

[Work in progress. Draft subject to change]

Illustrative example

Pre-merger situation (A absorbs B)

Shareholder 1 Shareholder 2Shareholder 3Shareholder 4

Firm AFirm B

Business 1 Business 2Business 3Business 4Business 4

Post-merger situation (A absorbs B)

■Shareholders of A and B agree to merge

Shareholder 1    Shareholder 2Shareholder 3Shareholder 4both companies (A absorbs B)

■A issues new shares to distributed among B

shareholders according to the agreed

exchange ratio

Firm A■B is dissolved

■All assets and liabilities that belonged to B

are transferred to A, with no need to

liquidate B

Business 1Business 2 Business 3Business 4Business 4■All the shareholders of B become shareholders of A

[Work in progress. Draft subject to change]

The Merger reviewed in this Report has features that add complexity the analysis

Merger between holding and subsidiaries



Enersis Americas' Public
Enel
40%
60%
Enersis Americas
Chilectra Americas' Public
Endesa Americas' Public
1%
99%
60%
40%
Chilectra Americas
Endesa Americas
Distribution
Integrated
Generation

- The absorbing company (Enersis Americas) is already a shareholder at the absorbed companies (Endesa Americas and Chilectra Americas)
  - The equity of Enersis Americas already contains part of the equity of Endesa Americas and Chilectra Americas
- Enel controls Enersis, a company that in turn controls Endesa Americas and Chilectra Amerias
  - Although Enel controls Enersis Americas and Enersis Americas controls Endesa Americas with less than 2/3 of the shares, both control the majority of the respective Boards
  - Therefore, besides the rules on mergers, the rules in Title XVI of the LSA apply to the Merger
- In addition to owning shares in Endesa Americas and Chilectra Americas, Enersis Americas is a shareholder in companies that Endesa Americas and Chilectra Americas also participate in, and the three share ownership of Enel Brazil
  - This generates degrees of circularity in relative valuations

Tyndall Group 20

[Work in progress. Draft subject to    change]

Terms and Conditions of the Merger (1/5)

The Merger (1/4)

■1    Type of merger

■    Enersis Americas would absorb Endesa Americas and Chilectra Americas by incorporation

■    Endesa Americas and Chilectra Americas would, therefore, be dissolved without proceeding to their liquidation

■    Enersis Americas would succeed Endesa Americas and Chilectra Americas in all of their rights and obligations

■    Except for dissenting shareholders who exercise their withdrawal rights in accordance with the law, all the shareholders of Endesa

    Americas and Chilectra Americas would be incorporated directly as shareholders of Enersis Americas according to the exchange ratio that is agreed

■2    Conditions precedent the Merger is subject to (the “Withdrawal Rights Conditions”)

■    That the exercise of Withdrawal Rights in Enersis Americas, Endesa Americas, and Chilectra Americas does not exceed

    -Up to 10.00% of the issued voting shares, in the case of Enersis Americas

    -Up to 7.72% of the issued voting shares, in the case of Endesa Americas

    -p to 0.91% of the issued voting shares, in the case of Chilectra Americas

■    The limit for the exercise of withdrawal rights in Endesa Americas was originally set at 6.73%. On December 17, 2015, the Board of

    Enersis S.A. announced that it raised the limit to 7.72%, provided that no shareholder should exceed the maximum limit of ownership concentration of 65% in Enersis Americas after the Merger is executed

■    Therefore, the withdrawal rights conditions would be (i) that the exercise of withdrawal rights does not exceed the indicated

    percentages for each company; and (ii) that the exercise of withdrawal rights does not result in any shareholder exceeding the maximum share concentration of 65% in Enersis Americas after the Merger has been executed

Source: Terms and conditions set forth in the First and Tenth points of the Agenda of the Division Shareholders Meeting; essential facts of Enersis S.A. (today Enersis Americas) dated

November 24, 2015 and December 17, 2015

[Work in progress. Draft subject to    change]

Terms and Conditions of the Merger (2/5)

The Merger (2/4)

■3    Capital increase

■    The capital of Enersis Americas would be increased in order to execute the Merger, issuing new shares

■    This capital increase would be paid by incorporating the equity of the absorbed companies (Endesa Americas and Chilectra Americas)

■    The newly issued shares of Enersis Americas would be distributed to the shareholders of Endesa Americas and Chilectra Americas,

    excluding the shareholders in Enersis Americas (as it is the absorbing company in the Merger and, as such, it is a shareholder of the absorbed companies) in the corresponding proportion according to the agreed exchange ratio

■4    Registration of shares in the Securities Registry (Registro de Valores) and stock exchanges

■    Newly issued shares of Enersis Americas shall be registered in the Securities Register of the Superintendence of Securities and Insurance

    (the “SVS”) and with the stock exchanges where the shares of Enersis Americas are traded

■    Although it was not specifically mentioned in the Division Shareholders Meeting, we understand that holders of Endesa Americas ADRs will receive new Enersis Americas ADRs, and as such, the new shares issued at the time of the capital increase would also be registered,

    in the form of American Depositary Shares, with the Securities and Exchange Commission (the “SEC”); they would be incorporated in the respective ADRs program of Endesa Americas, and they would be listed on the New York Stock Exchange (the “NYSE”)

■5    Exchange Ratio

■    The exchange ratio that is used to determine the number of new shares of Enersis Americas to be issued and delivered to the shareholders of Endesa Americas and Chilectra Americas shall be the ratio set forth at the shareholder meetings that vote on the Merger

■    Without detriment to the foregoing, in compliance with Official Letter No. 15,452 of July 20, 2015 of the SVS, which indicated the need for the Board of each one of the companies involved in the Divisions to provide an opinion on each and every one of the relevant aspects of the Corporate Reorganization process, including the exchange ratio and the estimated percentage that minority shareholders should reach in the future merger process, at the Division Shareholders Meeting it was indicated that the controlling shareholder will propose, on the date when the Endesa Americas shareholders meeting that votes on the Merger takes place, an exchange ratio consistent with the ranges voted by that time by the Boards of Empresa Nacional de Electricidad S.A., Enersis S.A., and Chilectra S.A. of

    2.8 shares of Enersis Americas for each share of Endesa Americas and 5.0 shares of Enersis Americas for each share of Chilectra

    Americas

■    As reported at Division Shareholders Meeting, this exchange ratio would be equivalent to a 15.75% holding In Enersis Americas for the minority shareholders of Endesa Americas

Source: Terms and conditions set forth in the First and Tenth points of the Agenda of the Division Shareholders Meeting;

essential facts of Enersis S.A. (now Enersis Americas) dated November 24, 2015 and December 17, 2015

[Work in progress. Draft subject to    change]

Terms and Conditions of the Merger (3/5)

The Merger (3/4)

■6    Withdrawal rights

■    The price per share to be paid to the shareholders who exercise their withdrawal right shall be calculated and applied considering that the companies resulting from the division will have a presencia busatil

■    Considering the above, the price to be paid to the shareholders who exercise their withdrawal right shall be the weighted average of stock exchange transactions during the 60 trading days period between the thirtieth and ninetieth trading days (“Calculation Period for

    Exercise Price of Withdrawal Right”) preceding the date of the shareholders meeting that triggers the withdrawal right (the ”Merger

    Shareholders Meeting”)

■ 7    Date on which the Merger becomes effective

■    The merger would become effective from the first day of the calendar month following the month in which the Document of

    Compliance with the Merger Conditions is issued (the ”Merger Effective Date”)

■8    Effects of the Merger

■    Incorporation into Enersis Americas of the entire equity (assets and liabilities) of Endesa Americas and Chilectra Americas, with the former succeeding the latter in all of their rights and obligations

■    Incorporation into Enersis Americas of all of the shareholders of Endesa Americas and Chilectra Americas in the proportion determined by the exchange ratio, except for the shareholders who have exercised their withdrawal rights in accordance with the law

■    Enersis Americas shall be jointly and severally responsible, and it shall agree to pay the corresponding taxes, in accordance with the respective Balance Sheets of business activity termination that Endesa Americas and Chilectra Americas should prepare, pursuant to article 69 of the Tax Code

■    Endesa Americas and Chilectra Americas shall be dissolved at midnight on the day before the Merger Execution Date, a dissolution that will occur with no need for liquidation

■    The by-laws of Enersis Americas shall be modified to increase its capital in the amount corresponding to the equity of the absorbed companies, and that capital increase shall be paid for by incorporating the equity of the absorbed companies and distributing the shares from the capital increase among the shareholders of the absorbed companies, who shall be incorporated as new shareholders in Enersis

    Americas, in proportion to their respective ownership stakes

■    Need to inform about the agreements related to operations with related parties referred to in Title XVI of the LSA that have been entered into since the last shareholders meeting

Source: Terms and conditions set out in the First and Eleventh points of the Agenda of the Meeting dealing with the Division; essential facts of     Enersis S.A. (now Enersis Americas) dated November 24, 2015 and December 17, 201523

[Work in progress. Draft subject to    change]

Terms and Conditions of the Merger (4/5)

The Merger (4/4)

■8 Effects of the Merger (continued)

■    Once the new shares of Enersis Americas have been issued and registered in the Securities Register and stock exchanges, the Board of

Enersis Americas shall allocate them and update its shareholders registry at midnight on the day before the Merger Execution Date,

considering for this purpose the shareholders that are registered in the shareholders registries of Endesa Americas and Chilectra

Americas as of that date and the conveyances and transfers of shares duly carried out that have been presented to Endesa Americas and

Chilectra Americas before that date and have not been registered yet

■    The physical exchange of the new stock certificates of Enersis Americas for stock certificates issued by Endesa Americas and Chilectra

Americas shall take place after the shares of Enersis Americas have been registered in the Securities Registry of the SVS and the stock exchanges where the shares of Enersis Americas are traded, from the date agreed by the Board of Enersis Americas, which will be informed by publishing, at least once, a prominent notice in the newspaper where the notices calling for shareholders meetings of

Enersis Americas need to be published

■    From the date of the actual exchange, the stock certificates of Endesa Americas and Chilectra Americas shall become null and void, and their shareholders should deliver them to Enersis Americas to be rendered unusable

■    From the date of the actual exchange, the shares of Endesa Americas and Chilectra Americas shall no longer be traded on the respective stock exchanges, and they shall be replaced by shares of Enersis Americas

Source: Terms and conditions set forth in the First and Eleventh points of the Agenda of the Meeting dealing with the Division; essential facts of Enersis S.A. (now Enersis Americas) dated

November 24, 2015 and December 17, 2015.

[Work in progress. Draft subject to    change]

Terms and Conditions of the Merger (5/5)

The Tender Offer

■9 In order to propose a mechanism that would help to assure minority shareholders of Endesa Americas a minimum price at market values of that date for their shares, and to mitigate the risk that the merger would not take place, the Board of Enersis S.A. (now Enersis Americas) agreed to announce that, provided the Divisions were effective (a condition already verified) and unless material adverse changes that would render it not advisable from the point of view of the social interest (of Enersis Americas) occur, it is the intention of Enersis (now Enersis Americas) to launch the Tender Offer, in the following terms:

■    Percentage to be acquired: up to 40.02% of Endesa Americas

-    The Tender Offer shall target all of the shares and ADRs issued by Endesa Americas that are not owned by Enersis Americas

-    Given that after the Divisions it is estimated that Enersis Americas will be the owner of 59.98% of the shares issued by Endesa

    Americas, the Tender Offer will be up to 40.02% of Endesa Americas

■    Tender Offer Price: CLP$285 per share of Endesa Americas

■    Conditions for the Tender Offer:

-    Approval of the Merger by the extraordinary shareholders meetings of Enersis Americas, Endesa Americas, and Chilectra

    Americas

-    That the Withdrawal Rights Conditions are fulfilled

-    The other terms and conditions that will be announced at the appropriate time when the Tender Offer is launched

Source: Terms and conditions set forth in the First and Eleventh points of the Agenda of the Meeting dealing with the Division; essential facts of Enersis S.A. (now Enersis Americas) dated

November 24, 2015 and December 17, 2015.

[Work in progress. Draft subject to    change]

Enersis Americas simplified ownership structure prior to the Merger

    Enersis Americas’

    shareholders

    Enersis

    Americas

99.1%    60.0%

Chilectra    Endesa

Americas    Americas

    26.9%

39.1%    9.4%

Codensa     Emgesa

    21.6%

    75.5%265.2%

37.6%    34.1% 40.2%

Edesur1     Dock SudCostaneraChocon

    62.5%50.0%

60.1%    15.6% 96.5%

Edelnor     EEPSAEdegelChinango

    21.1%16.9%

    50.9%37.1%

31.4%     Enel Brazil

    11.3%

46.9%    58.9% 100.0%99.8%100.0%

    CachoeiraGeneration

Ampla    Coelce CIENFortalezaDistribution

    Dourada

    Transmision

21.4%    15.2% Integrated

Source: Information provided by Enersis Americas and Endesa Americas

Note: Ownership structure includes direct and indirect stakes     26

1 Does not includes Endesa Americas’s 0.5% direct stake in Edesur

2 Does not includes Endesa Chile’s 0.2% stake in Costanera

[Work in progress. Draft subject to change]

Endesa Americas simplified ownership structure prior to the Merger



Endesa Americas' shareholders
Endesa Americas
26.9%
Emgesa
75.5%[1]
Costanera
65.2%
Chocon
0.5%
Edesur
62.5%
Edegel
50.0%
Chinango
37.1%
Enel Brazil
46.9%
58.9%
100.0%
99.8%
100.0%
Ampla
Coelce
CIEN
Cachoeira Dourada
Fortaleza
Generation
Distribution
Transmision
Integrated

Source: Information provided by Enersis Americas and Endesa Americas
Note: Ownership structure includes direct and indirect stakes
[1] Does not includes Endesa Americas's 0.5% direct stake in Edesur
[2] Does not includes Endesa Chile's 0.2% stake in Costanera

Tyndall Group 27

[Work in progress. Draft subject to change]

Chilectra Americas simplified ownership structure prior to the Merger


Chilectra Americas' shareholders
Chilectra Americas
9.4%
Codensa
34.0%
Edesur
15.6%
Edelnor
11.3%
Enel Brazil
31.4%
46.9%
58.9%
100.0%
99.8%
100.0%
Ampla
Coelce
CIEN
Cachoeira Dourada
Fortaleza
Generation
Distribution
Transmision
Integrated

Source: Information provided by Enersis Americas and Endesa Americas
Note: Ownership structure includes direct and indirect stakes

Tyndall Group 28

[Work in progress. Draft subject to change]

Enersis Americas simplified ownership structure after the Merger (**"Enersis Americas Pro-forma"**)



Chilectra Americas' shareholders
Enersis Americas' shareholders
Endesa Americas' shareholders
Enersis Americas
Codensa
48.5%
48.5 %
Emgesa
Edesur
72.1%
40.2 %
Dock Sud
75.5%1
Costanera
65.2%
Chocon
Edelnor
75.7%
96.5%
EEPSA
83.6%
Edegel
66.9%
Chinango
99.3%
Enel Brazil
46.9%
58.9%
100.0%
99.8%
100.0%
Ampla
Coelce
CIEN
Cachoeira Dourada
Fortaleza
52.8%
15.2%
Generation
Distribution
Transmision
Integrated

Source: Information provided by Enersis Americas and Endesa Americas
Note: Ownership structure includes direct and indirect stakes
[1] Does not includes Endesa Chile's 0.2% stake in Costanera

Tyndall Group 29

[Work in progress. Draft subject to change]

Sequence of Events

Illustrative Calendar[1]


60 trading days
Period for calculating the price of the withdrawal right: (60 stock market working days between the 90th and the 30th stock market working day prior to the shareholder's meeting to approve the Merger)[2]
Thirtieth trading day prior to the Merger Shareholders Meeting
The Tender Offer would become effective once the Conditions of Tender Offer have been met
The merger would become effective from the first day of the calendar month following the month in which the Document of Compliance with the Merger Conditions is issued
90 trading days
30 days
30 days

Ninetieth trading day prior to the Merger Shareholders Meeting

Merger Shareholders Meetings:

- Endesa Americas
- Chilectra Americas
- Enersis Americas

The Merger is subject to the condition that the exercise of withdrawal rights does not exceed:

- 10.00% in the case of Enersis Americas
- 7.72% in the case of Endesa Americas
- 0.91% in the case of Chilectra Americas

Deadline to exercise withdrawal rights

If the exercise of the withdrawal right exceeds the maximum limits set, the Merger can be declared null

Deadline to repurchase shares and pay dissenting shareholders that exercised their withdrawal right

Legalization of the amendment of the by-laws

Issuance of the new shares of Enersis Americas.

Registration of the new shares of Enersis Americas with the SVS, the SEC, the NYSE and the Chilean stock exchanges

Merger Effective Date

Enersis Americas takes over Endesa Americas and Chilectra Americas.

The Board of Enersis Americas assigns the new shares to the shareholders of Endesa Americas and Chilectra Americas and instructs to update the Company's shareholders' registry

Source: LSA

[1] Deadlines are very sensitive to the comments that may be made to the respective registration statements by the SVS or the SEC as well as to the timely and satisfactory response to such comments

[2] Further details on the methodology for calculating the exercise price of withdrawal rights on page 93

Tyndall Group 30

[Work in progress. Draft subject to    change]

Agenda

I.    Introduction and executive summary 3

II.    Merger description 15

1.    Background and description of the proposed transaction15

2.    Scope of Tyndall´s work31

III.    Analysis performed by Tyndall 35

1.    Valuation of Endesa Americas, Enersis Americas and Chilectra Americas35

2.    Analysis of the Reference Exchange Ratio64

3.    Considerations regarding the Merger’s contribution to the social interest of Endesa Americas71

4.    Other considerations75

IV.    Conclusions 81

V.    Appendix 86

[Work in progress. Draft subject to    change]

Scope of Tyndall’s work

■ Tyndall was appointed by the Committee of Directors of Endesa Americas as an additional independent appraiser to inform shareholders about the conditions of the Merger, its effects, and its potential impact on Endesa Americas, as provided in Article 147 of the LSA

■ As commissioned by the Committee, Tyndall considered the following topics in this report:

■ A description of the terms and conditions of the transaction

■ An analysis on the effects and potential impact of the transaction for Endesa Americas, including:

- An analysis whether the Merger aims to contribute to the social interest of Endesa Americas; and

- Conforms in price, terms, and conditions to those transactions that prevail in the market at the time of its approval ■ An analysis of the terms and conditions of the Merger, including the Tender Offer ■ The main analysis performed by Tyndall were the following: ■ Valuation of Endesa Americas, Enersis Americas and Chilectra Americas according to different methodologies ■ Relative contribution of Endesa Americas, Enersis Americas and Chilectra Americas in the Merger ■ Valuation of the combined entity, this is, the value of Enersis Americas after the Merger takes effect

■ Value creation analysis, comparing the position of Endesa Americas shareholders ”with” and “without” the Merger, considering the Reference Exchange Ratio

■ We note that the analysis of alternative options or modifications to the Merger is not part of Tyndall’s scope of work, and therefore, is not included in this Report 32

[Work in progress. Draft subject to    change]

Information available for the analysis (1/2)

Tyndall had access to the following information for furnishing the Report:

■ Information posted on Endesa’s Data Room, including, but not limited to, the following information:

■ The information provided to perform the analysis of the Corporate Reorganization dated October 2015 ■ Equity research reports ■ Corporate presentations on the tax impacts of the Merger ■ Macroeconomic assumptions on which the company based its projections ■ Projections for the 2016-2020 period at the operating companies level (the “Financial Projections”)

- According to the information provided by Endesa, the Financial Projections correspond to a strategic planning exercise which incorporates the effects of the Merger

- Tyndall did not receive projections for a “base case scenario” that excludes the effects associated with the Merger ■ Proposed criteria to extend, when required, the Financial Projections

■ Meetings with management and advisors of Endesa Americas and Enersis Americas, with the purpose of reviewing the assumptions with which the Financial Projections were prepared and to clarify other relevant aspects of the Merger. The most relevant meetings were the following:

■ Management presentation held on June 10th, 2016, in which the management of the operating companies in Argentina, Brazil, Chile, Colombia and Peru made a presentation about economic scenarios, their respective regulatory frameworks, their business plan for 2016-2020 and the main changes with respect to the business plan used in the analysis of the Divisions

■ Meetings (in person and conference calls) with Endesa America’s team in charge of the operating projections of the company, headed by Mr. Oscar Castillo

■ Meetings (in person and conference calls) with Mr. Raul Arteaga, Endesa America’s CFO and Mr. Mauricio Poblete, Deputy Planning and Control Officer of Enersis

■ Meetings, on June 13th 2016 with Mr. Marcos Cruz, Tax Manager of Enersis to review the potential tax effects of the Merger ■ Conference calls with the Enersis Americas’ team that heads the Peru operation ■ Conference calls with the Enersis Americas’ team that heads the Edesur operation

■ Meetings (in person and conference calls) with Endesa Americas’ financial advisor ■ Meetings with the Committee

■ Public information regarding Enersis Americas, Endesa Americas, Chilectra Americas, and other power generation, transmission and distribution companies, as well as information regarding the markets in which the companies involved in the Merger operate 33

[Work in progress. Draft subject to    change]

Information available for the analysis (2/2)

■    We note that the analysis requested to Tyndall does not include a due diligence of the information provided by the managements of Enersis

Americas, Endesa Americas, or Chilectra Americas or their advisors. As a result, the Financial Projections and their underlying assumptions, the estimation of legal and tax implications of the Merger, and all and any other information received and used as a basis for the analysis by Tyndall were not independently verified by Tyndall as to their veracity, exactitude, integrity, sufficiency, consistency, precision or reasonability

■    In spite of the previous point, Tyndall performed a detailed analysis of the information provided and communicated in a timely manner its questions and comments to Endesa Americas and Enersis Americas. In particular, meetings and presentations with different areas of Enersis

Americas and Endesa Americas were coordinated to analyse the information and clarify doubts, and there was an exchange of more than 100

questions and answers through channels provided by Endesa Americas and Enersis Americas for this purpose    34

[Work in progress. Draft subject to    change]

Agenda

I.    Introduction and executive summary 3

II.    Merger description 15

1.    Background and description of the proposed transaction15

2.    Scope of Tyndall´s work31

III.    Analysis performed by Tyndall 35

1.    Valuation of Endesa Americas, Enersis Americas and Chilectra Americas35

2.    Analysis of the Reference Exchange Ratio64

3.    Considerations regarding the Merger’s contribution to the social interest of Endesa Americas71

4.    Other considerations75

IV.    Conclusions 81

V.    Appendix 86

[Work in progress. Draft subject to    change]

Introduction to the analysis conducted by Tyndall (1/2)

As anticipated in the introduction and executive summary, the following analysis is necessary to determine whether the Merger contribute to the social interest of Endesa Americas; and Conforms in price, terms, and conditions to those transactions that prevail in the market at the time of its approval:

■1    Assess what we have defined as the Standalone Values of Enersis Americas, Endesa Americas and Chilectra Americas, i.e. separately estimate the value of each of the entities to be merged

■    These three entities are Chilean investment companies with stakes in operating companies that develop their activities in businesses

    (particularly in the case of Enersis Americas) of different nature (generation, distribution and transmission) and in different countries

    (Argentina, Brazil, Colombia and Peru); therefore, they are simultaneously involved in businesses with different characteristics and risk profiles / returns

■    Therefore, to estimate the Standalone Value of Enersis Americas, Endesa Americas and Chilectra Americas a “sum-of-the-parts“ (SOTP)

    valuation was conducted

    ■Each of the businesses or operating companies was separately assessed

    -Cash flow projection, assumptions of terminal value and discount rates that reflect the characteristics and risk profiles of each operation, in the case of valuation using discounted cash flows

    -Separate sets of “comparable” companies, in the case of valuation through multiples

    ■Based on the “company” or “firm” values obtained, the equity values of each business are derived by subtracting the net debt and the minority interest, and adding other net assets1, if any

    ■The proportional value of the equity of the respective businesses or operating companies corresponding to each investment company or “parent company“ is determined

    ■The annual expenses of the respective parent company is assessed

    ■The net debt and other net assets1 not included in the determination of the value of the equity of the operating companies is considered

    ■The sum of the parts is carried out to estimate the value of the parent company or the net value of its assets

1 Included in the definition of Equity Bridge provided by the companies, detailed on page 49    36

[Work in progress. Draft subject to    change]

Introduction to the analysis conducted by Tyndall (2/2)

■2 Determine the relative contribution of each of the three entities to the merged entity ■ Relative value contributed by each group of shareholders to the merged entity

■ 3 Estimate the pro forma value of the merged Enersis Americas (Pro Forma Valuation)

■ The methodology for estimating the value of Endesa Americas should consist of adding the independent values contributed + the synergies of the Merger—Merger costs

■ However, given that the Financial Projections already include the effects of the Merger, the Pro Forma Valuation was obtained by adding the standalone values contributed

■ 4 Compare the situation of the shareholders of Endesa Americas “with” and “without” the Merger

■ Value of the stake in Enersis Americas Pro-Forma of the shareholders of Endesa Americas compared with the value of Endesa Americas without the Merger

■ As we do not have information to estimate the value of Endesa Americas without the Merger, a qualitative analysis was conducted of the potential effects of not completing the Merger on our valuation of Endesa Americas and on the price of the share thereof 37

[Work in progress. Draft subject to    change]

Introduction to the estimate of the Standalone Values of Enersis Americas, Chilectra Americas and Endesa Americas

■ To estimate the Standalone Values of Enersis Americas, Endesa Americas and Chilectra Americas, Tyndall conducted a sum-of-the-parts valuation of the three companies

■ To estimate the “value of the parts” to be included in the sum-of-the-parts we used two valuation methodologies

■ Discounted cash flow

- We conducted a discounted cash flow analysis of the various businesses and operating companies on the basis of the Financial Projections delivered by the administrations of Endesa Americas, in the case of the generation businesses and of Enersis Americas, in the case of the distribution and transmission businesses

■ Valuation by market multiples of comparable companies

- Based on EBITDA estimates of the various businesses and operating companies contained in the Financial Projections ■ Additionally, by way of reference, we also considered: ■ The market value (value of the market capitalization) of Enersis Americas and Endesa Americas

- When analyzing the market prices of Enersis Americas and Endesa Americas, however, we must bear in mind that these two companies started trading in the stock exchange on April 21, 2016 and that therefore, their respective prices are “affected” by the Terms and Conditions of the Merger disclosed in the Stockholders’ Meeting dealing with the division dated December 18, 2015

■ The value estimates made by equity research analysts of investment banks and stockbrokers that cover the various companies

- Like the market prices, the value estimates made by equity research analysts may be “affected” by the Terms and Conditions of the Merger mentioned above 38

[Work in progress. Draft subject to change]

Operating details of companies included in the valuation analysis

Main operating companies by business

	Company	Country	Technology	Inst. capacity (MW)
Gx	Chocon	Argentina	Hydro	1,328
	Costanera	Argentina	Thermal	2,324
	Dock Sud	Argentina	Thermal	870
	Cachoeira	Brazil	Hydro	665
	Fortaleza	Brazil	Thermal	322
	Emgesa	Colombia	Hydro/Thermal	3,059
	Edegel	Peru	Hydro/Thermal	1,480
	Chinango	Peru	Hydro	194
	EEPSA	Peru	Thermal	297

	Company	Country	City/State	Clients (000's)
Dx	Edesur	Argentina	Buenos Aires	2,488
	Ampla	Brazil	Rio de Janeiro	3,061
	Coelce	Brazil	Ceara	3,902
	Codensa[1]	Colombia	Bogota	2,865
	Edelnor	Peru	Lima	1,404

	Company	Country	Area
Tx	CTM	Argentina	Argentina/Brazil
	TESA	Argentina	Argentina/Brazil
	CIEN	Brazil	Brazil

Source: Information provided by Endesa Americas and Enersis Americas
[1] Operational numbers include merger between Codensa and EEC

Tyndall Group 39

[Work in progress. Draft subject to    change]

Ownership stakes of Endesa Americas, Enersis Americas and Chilectra Americas

in the Group’s main operating companies, before and after the Merger

Ownership stakes of Endesa Americas, Enersis Americas and Chilectra Americas (measured as the sum of direct and indirect economic rights) on the main operating companies of the Group – June 2016

    Current stakesPost-transaction stakes

Company

Enersis    EndesaChilectraEnersis Americas Pro-forma

Chocon    39.1% 65.2%-65.2%

Costanera    45.3% 75.5%-75.5%

Dock Sud    40.2% --40.2%

Edesur    71.6% 0.5%34.0%72.1%

TESA    84.4% 37.1%11.3%99.3%

CTM    84.4% 37.1%11.3%99.3%

Cachoeira    84.2% 37.0%11.2%99.1%

Fortaleza    84.4% 37.1%11.3%99.3%

Ampla    92.0% 17.4%36.7%99.3%

Coelce    64.9% 21.9%6.6%73.7%

CIEN    84.4% 37.1%11.3%99.3%

Com. e Serv.    84.4% 37.1%11.3%99.3%

Emgesa    37.7% 26.9%-48.5%

Codensa    48.4% -9.4%48.5%

Edegel    58.6% 62.5%-83.6%

Chinango    46.9% 50.0%-66.9%

EEPSA    96.5% --96.5%

Edelnor    75.5% -15.6%75.7%

Consolidated Non Consolidated

Source: Information provided by Endesa Americas and Enersis Americas     40

[Work in progress. Draft subject to change]

Market
DCF
Multiples

Market value and research analysts' target price for Endesa Americas, Enersis Americas y Chilectra Americas

Market value and reasearch analyst share prices summary

Market value		Endesa Americas	Enersis Americas	Chilectra Americas
Market price as of June 30, 2016 (CLP$)		304.9	113.4	446.0
Market capitalization (US$mm)		**3,789**	**8,434**	**778**
Current price		304.9	113.4	446.0
Maximum price (April 21st to June 30th)		314.6	116.8	446.0
% over current		*3.2%*	*3.0%*	*0.0%*
Minimum price (April 21st to June 30th)		278.4	95.5	444.0
% over current		*(8.7%)*	*(15.8%)*	*(0.4%)*
Weighted-average price[1] (April 21st to June 30th)		295.8	107.5	444.6
% over current		*(3.0%)*	*(5.1%)*	*(0.3%)*
Research analysts (target price):		Endesa Americas	Enersis Americas	Chilectra Americas
Bice	*(Apr-22)*	328	117	n.a.
Citi[2]	*(May-2 / Jul-13)*	326	121	n.a.
Goldman Sachs[2]	*(Jun-24)*	294	122	n.a.
Itau	*(Apr-3)*	289	120	n.a.
JP Morgan	*(May-25)*	316	128	n.a.
Santander	*(Apr-19)*	305	106	n.a.
Scotiabank	*(Apr-22 / Jul-04)*	300	110	n.a.

Source: Capital IQ, research analysts' target prices
[1] Weighted average by trading volume
[2] Target price based on ADR share, which were converted to Chilean pesos by the exchange rate of the publishing date of the report. As reported in the Financial Statements, the ADR were converted using 30 Shares per ADR for Endesa Americas and 50 shares per ADR for Enerisis Americas

Tyndall Group 41

[Work in progress. Draft subject to change]

Evolution of the price of Endesa Americas, Enersis Americas and Chilectra Americas shares

Market
DCF
Multiples

Share price and trading volume evolution since Endesa Americas, Enersis Americas and Chilectra Americas shares were listed on the Santiago Stock Exchange (April 21, 2016)


Price evolution (Base = April 21st)
Endesa Americas
Enersis Americas
Chilectra Americas
Trading volume (US$mm)
Trading volume distribution (US$mm)
April 21st share price:
Endesa Americas: CLP$281
Enersis Americas: CLP$98
Chilectra Americas: CLP$444
< $280 $11
$280 - $290 $39
$290 - $300 $67
$300 - $310 $77
> $310 $12
70% of total volume
< $100 $94
$105 - $100 $18
$105 - $110 $184
$110 - $115 $360
> $115 $32
79% of total volume
Max (May-17): $117
Max (May-17): $315
47
Spot: $113
Spot: $305
Spot: $446
140%
130%
120%
115%
110%
107%
100%
90%
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
04/21
04/28
05/05
05/12
05/19
05/26
06/02
06/09
06/16
06/23
06/30

- We can see that in general Endesa Americas and Enersis Americas shares have a high correlation due to the existence of the Reference Exchange Ratio
- In the case of Chilectra Americas, this correlation was not observed due to the low liquidity of the share
- Enersis Americas share has shown better performance than that of Endesa Americas (15.7% vs. 8.3%), which has resulted in a slightly lower exchange ratio than the Reference Exchange Ratio (see page 67), presumably due to the fact that the price of the Endesa Americas share has incorporated the risk that the Merger may not materialize or that the Terms and Conditions of the Merger are modified

Source: Capital IQ, Santiago Stock Exchange

Tyndall Group 42

Market
DCF
Multiples

[Work in progress. Draft subject to change]

Architecture of the valuation models used by Tyndall

Detail of Financial Projections

- Projected operational information per company:
  - Generation: installed capacity (MW); energy generated, sold and purchased (spot and contracts, GWh); price (US$/MWh)
  - Distribution: number of clients; sales (GWh); energy costs; transmission costs; distribution added value (DAV)
- Projected financial information per company:
  - Income statement (sales, costs, etc.)
  - Capital investment
  - Working capital accounts
  - Balance sheet of assets and liabilities
- Strategic planning information, including information on market dynamics, regulatory frameworks and operating profiles
- Exceptions and adjustments to the model structure:
  - In the case of the generation companies in Argentina (Endesa Costanera, Hydro Chocon and Docksud), the value of the asset was adjusted by the present value of the payments associated with the credits for VOSA and FONINVEMEM

Valuation model structure


Discounted cash flows of the companies (DCF)
Business & Country
Generation
Distribution
Transmission, Holdings & Other
Argentina
Brazil
Colombia
Peru
Free cash flow
Revenues
(-) Costs (fixed and variable)
EBITDA by company
(-) Taxes
(-) CAPEX
(-) Δ Working Capital
Free cash flow (FCF)
WACC
Present value of free cash flow
(+/-) Defered tax asset/(liability) adjustment²
Firm value
(-) Net debt & other adjustments included in the Equity Bridge¹
(-) Minority interest
Equity value based on DCF

[1] Page 49 includes a detailed description of the Equity Bridge
[2] Adjustment made in accordance with the methodology described on page 44

Tyndall Group 43

[Work in progress. Draft subject to    change]

Main conventions used in the valuation    Multiples

Summary

Valuation date    ■ The date set for the valuation was June 30, 2016, which is the date of the pro-forma balance sheets to be used for the Merger

■    Operating projections were prepared in nominal terms in the local currency of each country

Currency and    ■ Cash flows in local currency converted into US dollars

macroeconomic    ■ Discount rate in nominal US dollars

assumptions

■    Exchange rates and macroeconomic variables used correspond to the values used by the companies in the preparation of the

    Financial Projections and cover the period 2016-2021. As from 2022 the exchange rate was estimated using the PPP methodology

■    Business plans provided by Endesa Americas and Enersis Americas for each operating company

■    Financial projections cover a period of five years (2016-2020)

■    After 2020 a terminal value is estimated based on (i) a standard cash flow, and (ii) growth in perpetuity, with the following

Operating and     exceptions (more details on page 47):

Financial     ■Finite projections without a terminal value in perpetuity in the case of Endesa Costanera, Chocon, CIEN, Cachoeira, Dock

Projections     Sud and Fortaleza

    ■Extension of projections until 2024 (and subsequent calculation of terminal value) due to peculiarities in the business model in the case of Emgesa

    ■In these cases, the extended projections were provided by Enersis Americas and Endesa Americas, as appropriate

■    For the period 2016-2020 actual tax rates projected by the respective administrations were used for all companies

    ■The Financial Projections assume, in some cases, actual rates other than the nominal rates due, for example, to tax credits or accelerated depreciation

Taxes    ■ We used the current nominal tax rate in each country to calculate the terminal value (in those cases in which the actual projected rates for the period 2016—2020 were different than the nominal rate, a convergence toward the nominal rate was assumed for the calculation of the terminal value)

■    The value of the company was adjusted by the present value of the net liabilities (or assets) related to accumulated deferred taxes at the end of the projected horizon (2020)

    DCF

[Work in progress. Draft subject to    change]

Considerations on the discount rate used (1/2)    Multiples

Summary

■    Nominal discount rates (“WACC”) in US dollars were used

■    The debt to equity ratios in the capital structure were estimated on the basis of: (i) an analysis of comparable companies, (ii) the characteristics of the sector (generation, distribution and transmission supply), and (iii) the situation of the capital market in each country

■    Methodology for estimating relevant parameters for the calculation of the Weighted Average Cost of Capital (WACC):

■    Risk-free rate: corresponding to the 10-year yield of U.S. Treasury bonds

■    Country risk premium: estimated on the basis of the Emerging Markets Bond Index or EMBI, used for all countries included in the analysis with the exception of Argentina, where the yield of sovereign bonds1 was used, which we believe represents in a better way the risk of this particular market

■    Market risk premium: a premium of 6.21% was used for the analysis2

■    b : Estimated on the basis of a universe of selected comparable companies (see appendix for detail of comparable companies), considering the sector and the country. For the estimation of b , weekly regressions were used for two-year periods, with the exception of companies with limited liquidity, for which monthly regressions were used for five-year periods to mitigate alterations derived from the share’s illiquidity

■    Cost of debt: calculated by adding: (i) the risk-free rate, (ii) the country risk premium, and (iii) a premium for credit risk3

Source: Bloomberg, Morgan Markets, Financial Statements of companies

1 Selected bonds: ARGENT 7  1/2 4/22/26 Corp

2 Based on estimate of Aswath Damodaran published on its web site (http://pages.stern.nyu.edu/~adamodar/)

3 A risk premium based on the difference observed in the yields of corporate bonds of companies in the electric sector with respect to the yield of sovereign bonds in Chile of a similar duration

    DCF

[Work in progress. Draft subject to change]

Considerations on the discount rate used (2/2)

Market | **DCF** | Multiples

Summary of WACC

Generation	Argentina	Brazil	Colombia	Peru
r_f: risk free rate	1.6%	1.6%	1.6%	1.6%
r_p: country risk	5.1%	4.0%	2.8%	2.1%
r_f: "local" risk free rate	**6.8%**	**5.6%**	**4.4%**	**3.7%**
βunlevered	1.00	0.80	0.70	0.70
βlevered	1.11	0.93	0.85	0.87
ERP: Equity risk premium	6.2%	6.2%	6.2%	6.2%
K_e: Cost of equity	**13.7%**	**11.4%**	**9.8%**	**9.2%**
Debt spread over risk free rate	1.5%	1.5%	1.5%	1.5%
K_d: cost of debt (pre-tax)	8.3%	7.1%	5.9%	5.2%
Nominal tax rate	*35.0%*	*34.0%*	*34.0%*	*26.0%*
K_d: cost of debt (post-tax)	**5.4%**	**4.7%**	**3.9%**	**3.9%**
D/(D+E): debt over total capital	15.0%	20.0%	25.0%	25.0%
WACC	**12.5%**	**10.1%**	**8.3%**	**7.8%**

Distribution and Transmission	Argentina	Brazil	Colombia	Peru
r_f: risk free rate	1.6%	1.6%	1.6%	1.6%
r_p: country risk	5.1%	4.0%	2.8%	2.1%
r_f: "local" risk free rate	**6.8%**	**5.6%**	**4.4%**	**3.7%**
βunlevered	0.85	0.65	0.60	0.60
βlevered	1.03	0.88	0.81	0.84
ERP: Equity risk premium	6.2%	6.2%	6.2%	6.2%
K_e: Cost of equity	**13.2%**	**11.1%**	**9.5%**	**9.0%**
Debt spread over risk free rate	1.5%	1.5%	1.5%	1.5%
K_d: cost of debt (pre-tax)	8.3%	7.1%	5.9%	5.2%
Nominal tax rate	*35.0%*	*34.0%*	*34.0%*	*26.0%*
K_d: cost of debt (post-tax)	**5.4%**	**4.7%**	**3.9%**	**3.9%**
D/(D+E): debt over total capital	25.0%	35.0%	35.0%	35.0%
WACC	**11.2%**	**8.8%**	**7.5%**	**7.2%**

Considerations on the β

- In the case of the generation business, there is a universe of comparable companies concentrated in Brazil with sufficient level of liquidity to be used as a reference. In the cases of Argentina, Peru and Colombia, the universe of comparable companies is very limited.
  - For the purposes of estimating β, assets were divided into three groups: (i) Brazil, (ii) Argentina and (iii) Colombia and Peru (grouped according to the relative similarity of the markets)
- In the case of the distribution and transmission businesses, the universe of comparable companies is more limited and it is concentrated in Brazil
  - β was determined for Brazil and Argentina on the basis of the universe of comparable distribution and transmission companies detailed in the Appendix
  - In the case of Colombia and Peru, Aguas Andinas was included in the universe of comparable companies in order to have a more extensive sample (with similar characteristics to the energy distribution business)

Source: Bloomberg, Morgan Markets, Aswath Damodaran web site (http://pages.stern.nyu.edu/~adamodar/), Financial Statements of comparable companies. Market Price at June 30, 2016

Tyndall Group 46

[Work in progress. Draft subject to change]

Market
DCF
Multiples

Considerations on terminal value

Terminal value assumptions

- Terminal value for most companies was calculated as of 2020 (end of the projection period used by Enersis Americas and Endesa Americas)
- However, there were some exceptions in which: (i) management extended financial projections for certain companies, or (ii) no terminal value was considered in the valuation analysis given special market situations


Projections starting point
Endesa Costanera
(end of useful life)
Chocon
(end of concession)
Cachoeira
(end of concession)
2020
2022
2024
2031
2016
2021
2023
2027
End of Financial Projections
All companies
(except companies mentioned here)
CIEN
(end of concession)
Dock Sud
(end of useful life)
Emgesa
(market price convergence
to market equilibrium price)
Fortaleza
(end of contract and
and permits renewal)
Companies without terminal value
Companies with terminal values

Tyndall Group 47

[Work in progress. Draft subject to change]

Market
DCF
Multiples

Considerations on working capital

Main assumptions and summary table of days used in the calculation of working capital

- The calculation of the working capital of the main operating companies considers the following accounts: (i) inventories, (ii) accounts receivable and (iii) accounts payable[1]
- Accounts receivable and accounts payable were projected using the average days of collection on total sales and the average days of payment on total costs delivered for each company, respectively
  - In general, we used the average number of days per country and business
  - For companies for which operational details on working capital were not delivered we used the projected balance sheets[2]
- Inventory accounts were obtained from the balance sheets projected by the administration for the period 2016-2020
- In the calculation of working capital for companies whose projections were extended beyond 2020, the inventories amount and the days of collection and payment for the year 2020 were maintained constant
- For the purposes of the terminal value, the change in working capital was calculated as a percentage of sales growth
  - The average variation in working capital as a percentage of the annual change in sales projected for the period 2016-2020 was used
- The working capital of the non-operating companies[3] was assumed constant during the projection period.

Generation

Country	Company	Average 2016-2020	
		Accounts receivable	Accounts payable
Argentina	Chocon / Costanera / Dock Sud	50	60
Brazil	Cachoeira	32	39
	Fortaleza	42	59
Colombia	Emgesa	47	46
Peru	Edegel / Chinango / Piura	30	50

Distribution

Country	Company	Average 2016-2020	
		Accounts receivable	Accounts payable
Argentina	Edesur	73	58
Brazil	Ampla	62	56
	Coelce	56	56
Colombia	Codensa	42	71
Peru	Edelnor	34	50

Source: Information provided by Endesa Americas and Enersis Americas
[1] Does not consider other current assets and liabilities accounts such as *Liabilities for Construction and Contracts in Progress, Taxes Payables, Taxes Receivables, Other Current Assets and Other Current Liabilities*
[2] Includes Cemsa, CTM, TESA (Argentina) and Cien (Brazil)
[3] Non-operating companies considered were Endesa Argentina, Distrilec, Hidroinvest, Southern Cone (Argentina), Enel Brasil (Brazil), Enersis Americas, Endesa Americas, Chilectra Americas (Chile), Caboblanco, Distrilima, Generandes and Generalima (Peru)

Tyndall Group 48

[Work in progress. Draft subject to    change]

Considerations on the Equity Bridge and financial debt     Multiples

Net debt vs. Equity Bridge—June 2016 (US$mm)    Net debt vs. Equity Bridge – June 2016 (US$mm)

The Equity Bridge and calculation of equity value    Company BusinessNet debt1,3Equity Bridge2,3

Chocon    Gx14654

Enersis Americas, Chilectra Americas and Endesa Americas recorded on their    Costanera Gx554654

balance sheets certain assets and liabilities, which, because of their nature (they    Dock Sud Gx(13)4454

are not properly “operational”), are not included in the cash flow projection that    Edesur Dx(93)51695

is used for the analysis of discounted cash flow, but involve positive or negative

TESA    Tx2726

cash flows in the future and therefore, should be included in the valuation

CTM    Tx2625

In the information provided by Enersis Americas, Chilectra Americas and Endesa    Other Argentina (4)(4)

Americas, the net effect of these assets and liabilities, is included, together with    Cachoeira Gx(44)(35)

the net financial debt, as an adjustment called Equity Bridge    Fortaleza Gx(39)1

The main differences between the Equity Bridge and the financial debt may be    Ampla Dx6391,045

explained by the non-commercial accounts receivable, provisions and dividends    Coelce Dx165326

payable that the administration included as part of the equity bridge    CIEN Tx4516

Com. e Serv.    22

As indicated by the administration, the Equity Bridge should be the most accurate    Enel Brazil Hold.(507)(493)

way of estimating the value of the equity of the individual companies based on a

Emgesa    Gx.1,3321,690

firm value

Codensa6    Dx419659

By the same token, all equity calculations of made in this report were made using    Edegel Gx116152

that Equity Bridge    Chinango Gx2930

EEPSA    Gx3742

Edelnor    Dx380407

Other Peru    (9)3

Enersis Americas    Hold.(1,211)7(1,346)7

Holding Endesa Americas    Hold.15(62)

Chilectra Americas    Hold.15271367

Source: Financial projections

¹ It considers the following accounts with third parties: Medium/Long Term Loans, Short Term Loans and Current Amount of Medium/Long Term Loans according to the breakdown given in the

Financial Statements delivered by the Administration

² In addition to the net debt , it considers non-commercial accounts receivable and payable, financial derivatives, provisions, dividends receivable and payable, accounts receivable and payable with other companies of the group and other assets and liabilities according to the indications given by the administration of Endesa Americas and Enersis Americas

³ A positive value indicates a net liability and a negative value indicates a net asset

4 It excludes credits for FONINVEMEM and VOSA items discounting “Medium long-term financial receivables—Third Parties” and “ S/T Financial Receivables and Securities”, which are being considered in the operating flow

5 It considers only a portion of the debt with CAMMESA (~30%) of a total of AR$9,367mm (US$629mm)

6 Includes EEC Equity Bridge as of May 2016

7 It considers distribution of a dividend to the shareholders of Chilectra Americas of CLP120.000mm, which, according to what was reported by the administration of that Company shall be submitted for the consideration of the shareholders of Chilectra Americas in the extraordinary shareholders meeting that will vote the Merger    49

    DCF

[Work in progress. Draft subject to change]

Market
DCF
Multiples

Summary of individual companies' valuation based on DCF

DCF's valuation summary (US$mm)

	Company	Business	FV/EBITDA '17E	FV/MW (US$mm/MW)	FV/Client (US$/client)	Firm value	Equity value[1]	Terminal value		Enersis Americas		Endesa Americas		Chilectra Americas	
								% FV	Exit multiple[2]	Stake (%)	Equity stake	Stake (%)	Equity stake	Stake (%)	Equity stake
	Chocon	Gx	3.6x	0.25		338	272	-	-	39%	107	65%	178	-	-
	Costanera	Gx	1.8x	0.05		118	53	-	-	45%	24	76%	40	-	-
	Dock Sud	Gx	2.3x[3]	0.18		152	107	-	-	40%	43	-	-	-	-
	Edesur	Dx	1.7x		98	370	202[4]	118%	2.7x	72%	145	1%	1	34%	69
	TESA	Tx	7.5x			13	(13)	54%	7.7x	84%	(11)	37%	(5)	11%	(1)
	CTM	Tx	4.9x			7	(18)	71%	7.7x	84%	(15)	37%	(7)	11%	(2)
	Other Arg.		n.a.			23	28	65%	n.a.	n.a.	23	n.a.	13	n.a.	0
	Cachoeira	Gx	3.3x	0.54		361	396	7%	-	84%	333	37%	147	11%	45
	Fortaleza	Gx	3.9x	1.00		326	325	-	-	84%	275	37%	121	11%	37
	Ampla	Dx	6.3x		373	1,693	648	97%	5.4x	92%	596	17%	113	37%	238
	Coelce	Dx	4.3x		210	1,206	881	75%	5.0x	65%	571	22%	192	7%	58
	CIEN	Tx	4.0x			323	307	15%	3.1x	84%	259	37%	114	11%	35
	Com. e Serv.	Other	9.8x			131	128	84%	4.2x	84%	108	37%	48	11%	14
	Enel Brasil	Hold.	9.6x			(404)	89	64%	9.9x	84%	75	37%	33	11%	10
	Emgesa	Gx	10.1x[3]	2.10		7,251	5,561	61%	8.2x	38%	2,098	27%	1,494	0%	0
	Codensa	Dx	6.8x		732	3,205	2,545	85%	7.1x	48%	1,232		-	9%	238
	Edegel	Gx	8.9x	1.22		2,416	2,264	76%	8.2x	59%	1,327	63%	1,414	-	-
	Chinango	Gx	12.8x			500	470	80%	12.7x	47%	220	50%	235	-	-
	EEPSA	Gx	5.9x			291	249	75%	7.0x	97%	240	-	-	-	-
	Edelnor	Dx	9.0x		1,048	2,133	1,726	84%	9.0x	76%	1,304	-	-	16%	269
	Other Peru		n.a.			(4)	(7)	75%	n.a.	n.a.	(7)	n.a.	0	n.a.	9
Holding	Enersis Amer.	Hold.	13.8x			(237)	1,109	n.a.	12.7x	100%	1,109	-	-	-	-
Holding	Endesa Amer.	Hold.	9.1x			(24)	38	n.a.	12.7x	60%	23	100%	38	-	-
Holding	Chilectra Amer.	Hold.	13.7x			(24)	(161)	75%	12.7x	99%	(159)	-	-	100%	(161)
	Equity										**9,919**		**4,170**		**856**

Note 1: Firm and equity values correspond to mid-points of the valuation ranges
Note 2: Multiples calculated in local currency
[1] Considers 100% of equity value; [2] Implied exit multiple at the terminal year;
[3] FV/EBITDA calculated based on a normalized 2017 EBITDA estimated by averaging 2016 and 2018 EBITDA figures
[4] Edesur's Equity Bridge includes only a portion (30%) of the total debt with CAMMESA out of a total of AR$9,367mm/US$629mm

Tyndall Group
50

[Work in progress. Draft subject to    change]

Valuation summary for Endesa Americas based on DCF     Multiples

Breakdown of Endesa Americas’ equity value (US$mm)

Breakdown by business     DCF valuation based on Financial

    Projections is ~10% above current

Gx     87%market capitalization

Dx

Tx

Hold. & other

3%    Peru: US$1,649mm; 9.4x

2%    4,170

8%    1,64938(CLP$335/share)

Breakdown by country

    36%

Argentina

Brazil    18%

Colombia     Colombia: US$1,494mm; 10.1x

Peru

Holding    5% 1,4941

1%

    40%

    Brazil: US$768mm; n.a.

    11481

    305

Argentina: US$221mm; 1.8x

    268

218    13 (11)1

Gx.    Dx. Tx.Other Gx.Dx.Tx.Other Gx.Dx.Tx.Other Gx.Dx.Tx.OtherHoldingEquity

1.8x1    n.a. n.a.n.a.n.a.n.a.n.a.n.a. 10.1xn.a.n.a.n.a.9.4xn.a.n.a.n.a.value

Argentina    BrazilColombiaPeru

Source: Capital IQ, Financial Statements, Financial Projections. Market data as of June 30, 2016

Note 1: Multiples shown below the horizontal axis correspond to FV/EBITDA 2017E average by business

Note 2: Multiples in functional currency

1 Firm value adjusted by FONINVEMEM and VOSA expected payments

[Work in progress. Draft subject to change]

Market
DCF
Multiples

Valuation summary for Enersis Americas based on DCF

Breakdown of Enersis Americas' equity value (US$mm)



Breakdown by business[3]
Gx
Dx
Tx
Hold. & other
48%
40%
10%
2%
Breakdown by country[3]
Argentina
Brazil
Colombia
Peru
Holding
34%
23%
3%
8%
32%
DCF valuation based on Financial Projections is ~18% above current market capitalization
Argentina: US$315mm; 2.1x
174
166
(26)
Brazil: US$2,218mm; 4.6x
608
1,168
259
183
Colombia: US$3,330mm; 8.8x
2,097
1,232
1
Peru: US$3,084mm; 9.0x
1,795
1,304
(15)
972 2
9,919
(CLP$133/share)
Gx. Dx. Tx. Other Gx. Dx. Tx. Other Gx. Dx. Tx. Other Gx. Dx. Tx. Other Holding Equity value
2.5x¹ 1.8x 6.3x n.a. 3.6x 5.3x 4.0x n.a. 10.1x 6.8x n.a. n.a. 8.9x 9.0x n.a. n.a.
Argentina
Brazil
Colombia
Peru

Source: Capital IQ, Financial Statements, Financial Projections. Market data as of June 30, 2016
Note 1: Multiples shown below the horizontal axis correspond to FV/EBITDA 2017E average by business
Note 2: Multiples in functional currency
[1] Firm value adjusted by FONINVEMEM and VOSA expected payments
[2] Holding equity value considers effect of expected dividend of CLP120,000mm to be paid to Chilectra Americas' shareholders. As informed by Enersis Americas management, the dividend will be voted in the extraordinary shareholders meeting to be held in connection with the Merger
[3] Breakdown does not consider expected dividend of CLP120,000mm expected to be paid to Chilectra Americas' shareholders

Tyndall Group 52

Market
DCF
Multiples

[Work in progress. Draft subject to change]

Valuation summary for Chilectra Americas based on DCF

Breakdown of Chilectra Americas' equity value (US$mm)


Breakdown by business[2]
Gx
Dx
Tx
Hold. & other
84%
8%
5%
3%
Breakdown by country[2]
Argentina
Brazil
Colombia
Peru
Holding
42%
23%
6%
2%
27%
DCF valuation based on Financial Projections is ~10% above current market capitalization
Argentina: US$65mm
69
(3)
Brazil: US$436mm
81
296
35
24
Colombia: US$238mm
238
Peru: US$278mm
269
9
(161)[1]
856
(CLP$491/share)
Gx.
Dx.
Tx.
Other
n.a.
Holding
Equity value
Argentina
Brazil
Colombia
Peru

Source: Capital IQ, Financial Statements, Financial Projections. Market data as of June 30, 2016
Note 1: Multiples shown below the horizontal axis correspond to FV/EBITDA 2017E average by business
Note 2: Multiples in functional currency
[1] Holding equity value includes expected dividend of CLP120,000mm to be paid to Chilectra Americas' shareholders. As informed by Enersis Americas management, dividend it will be voted in the extraordinary shareholders meeting to be held in connection with the Merger
[2] Breakdown does not consider expected dividend of CLP120,000mm expected to be paid to Chilectra Americas' shareholders

Tyndall Group 53

[Work in progress. Draft subject to change]

Market
DCF
Multiples

Universe of comparable companies considered in the analysis

Universe of comparable companies

Industry	Company	Country	Market cap.(US$mm)	ADTV[1] 3M (US$mm)	Included in the valuation?
Integrated	Pampa Energia	Argentina	1,857	8.2	✓
	CPFL Energia	Brazil	6,545	16.7	✓
	CEMIG	Brazil	2,860	22.5	✓
	COPEL	Brazil	2,497	10.9	✓
	EDP	Brazil	2,023	10.2	✓
	Light	Brazil	718	3.4	✓
	Enersis Chile	Chile	5,772	8.3	✓
	EEB	Colombia	5,622	0.3	✗
Generation	Central Puerto	Argentina	1,371	0.1	✗
	Tractebel Energia	Brazil	7,809	9.2	✓
	CESP	Brazil	1,217	4.3	✓
	AES Tietê	Brazil	1,761	6.6	✓
	Colbun	Chile	4,263	1.8	✓
	AES Gener	Chile	4,121	1.0	✓
	E-CL	Chile	1,801	1.0	✓
	Endesa Chile	Chile	7,604	9.2	✓
	Isagen	Colombia	3,829	0.8	✗
	Celsia	Colombia	950	0.6	✗
	Edegel	Peru	2,052	0.1	✗
	EnerSur	Peru	1,535	0.1	✗
Distribution	Edenor	Argentina	790	1.0	✓
	COELBA	Brazil	1,481	0.1	✗
	Electropaulo	Brazil	442	2.2	✓
	Elektro	Brazil	1,023	0.0	✗
	Ampla	Brazil	1,111	0.0	✗
	Coelce	Brazil	1,038	0.2	✗
	Equatorial	Brazil	3,017	14.3	✓
	Luz del Sur	Peru	1,556	0.1	✗
	Edelnor	Peru	1,081	0.1	✗
Transmission	Transener	Argentina	209	0.2	✗
	TAESA	Brazil	2,065	3.0	✓
	CTEEP	Brazil	3,420	7.9	✓
	Alupar	Brazil	1,024	0.9	✓
	ISA	Colombia	3,399	1.6	✓
Utility	Aguas Andinas	Chile	3,521	2.2	✓
Integrated	Enersis Am.	Chile	8,434	14.4	
Generation	Endesa Am.	Chile	3,789	4.3	

Source: Capital IQ, companies' financial and operational information. Note: Market data as of June 30, 2016
[1] Average of the daily traded volume for the last 3 months

Summary

- Endesa Americas, Enersis Americas and Chilectra Americas have unique characteristics with regards to the markets and sectors in which they operate as well as their corporate structure
- Therefore, it is difficult to find comparable companies that would allow for a valuation analysis of Endesa Americas, Enersis Americas and Chilectra Americas based on a single multiple at a consolidated level
- Based on this, and in line with what was done in the DCF valuation analysis, we believe that it is advisable to follow a sum-of-the-parts approach, based on selecting comparable players for each operational subsidiary
- Although it is more likely to find comparable players for Enersis Americas and Endesa Americas at the operational subsidiaries levels, this continues to be a challenging exercise since the universe of listed companies in the Latin American power sector is limited, which results in a certain degree of discretionality in the exercise as a whole
- The selection criteria to choose comparable companies for each operating company was based on different factors, including:
  - Sector and geographic similarities
  - Stock liquidity
  - Equity research coverage and availability of financial projections
- The table on the left shows the most relevant listed companies in the Latin American power sector
- Within this list, the companies shown in red were excluded from the analysis (mainly due to their low liquidity and lack of equity research coverage) in order to define a sub-set of selected comparable companies to be considered for the trading multiples valuation analysis for Endesa Americas, Enersis Americas and Chilectra Americas

Tyndall Group

54

[Work in progress. Draft subject to    change]

Definition of methodology to calculate trading multiples to be used for    DCF

    Multiples

valuation purposes

Summary

Multiple to be used (FV/EBITDA vs. P/U) and timeframe to consider (2016 vs. 2017)

■    Valuation based on trading multiples was done using a FV/EBITDA 2017E multiple

■    Valuation multiples based on operating variables such as FV/Installed Capacity (generation) and FV/Clients (distribution) were also used as a reference

■    P/E multiple was excluded from the analysis given its high volatility both for comparable companies and for the operating companies owned by Endesa and Enersis (not a representative multiple)

■    2017 was preferred over 2016 as the reference date for the EBITDA projection as it is more representative of a “steady state” operation,

both for Enersis and Endesa, and their comparable companies

■    The main advantages of using 2017 over 2016 are: (i) reduction in distortions produced by different short term growth profiles among companies, and (ii) possibility of including projects under development that start operations whithin this timefrane

■    The main disadvantage is that the quantity and quality of information regarding financial projections decreases as the time horizon is extended

In order to make trading multiples of different companies more representative and more comparable to each other, the following adjustments and conventions are used (a detailed review of the adjustments made to each company considered for the analysis is included in the Appendix)

■    Mulitples are calculated in each company’s operating currency (currency in which financial statements are reported)

■    Minority interests in consolidated companies are included in the firm value at an estimated market value by using the P/B multiple adjustment described in the Appendix

■    Minority stakes in companies that are not controlled are subtracted from the firm value at their estimated market value

■    Projects under development are subtracted from the firm value at investment or capex value

[Work in progress. Draft subject to    change]

Criteria to define the range of multiples to be used    Multiples

■    Given the different regulatory and market characteristics, comparable companies were divided into three geographic groups: Argentina, Brazil and Pacific (Chile, Colombia and Peru)

    ■Limited number of listed companies

    ■Given the particularities of the market, it is challenging to use companies from other geographies as comparables to companies in Argentina

Argentina    ■Power generation: Range estimated by applying a discount of 1.0x to the multiple of Pampa Energia, given the risk and volatility of the market and the low liquidity of the stock

    ■Power distribution and transmission: Range estimated by applying a discount of 1.0x to the multiple of Edenor, given the risk and volatility of the market and the low liquidity of the stock

    ■Wider universe of listed companies with businesses similar to those of Endesa and Enersis

Brazil    ■The set of comparables was separated in three groups: power generation, distribution and transmission. Integrated companies were included in the distribution group

    ■The universe of companies was split into (i) power generation and (ii) power distribution and transmission groups

    ■Distribution and transmission has only one relatively liquid comparable, ISA. However, ISA has certain unique characteristics including its focus on high voltage transmission and a significant portion of EBITDA coming from Brazil

Pacific    ■ Two companies were added to the universe of comparables to complement the set:

    -Enersis Chile: Integrated player with a relevant portion of its EBITDA coming from the distribution business of

    Chilectra Chile

    -Aguas Andinas: Even though Aguas Andinas operates in a different business it has several similarities with the electricity distribution business (geography, regulatory framework, risk profile, etc.)

■    To provide context to the chosen trading multiples, a theoretical exercise was carried out estimating valuation multiples by country and business using a generic analysis based on a standard free cash flow modified to account for differences in growth rates, tax rates and country risk

■ The results of this analysis suggest that the split in three geographies is appropriate and that there are relevant differences in the multiples of these three groups, with a valuation premium for the countries of the Pacific group over Brazil, and of Brazil over Argentina

Market
DCF
Multiples

[Work in progress. Draft subject to change]

Multiple ranges by country and business

Summary of multiples used (US$mm)

Argentina	Country	Market cap	ADTV[1] 3M	FV/EBITDA 2017E Median[2]	Min[2]	Max[2]
Generation [3,4]				3.7x	2.7x	4.7x
Pampa Energia	Argentina	1,857	8.2	4.7x		
Distribution and transmission[3]				2.4x	1.4x	3.4x
Edenor	Argentina	790	1,0	3.4x		

Brazil	Country	Market cap	ADTV[1] 3M	FV/EBITDA 2017E Median[2]	Min[2]	Max[2]
Generation				5.4x	4.8x	6.3x
Tractebel Energia	Brazil	7,809	9.2	6.3x		
CESP	Brazil	1,217	4.3	4.8x		
AES Tietê	Brazil	1,761	6.6	5.3x		
Distribution				6.1x	5.1x[4]	8.9x[4]
CPFL Energia	Brazil	6,545	16.7	9.4x		
CEMIG[4]	Brazil	2,860	22.5	7.1x		
COPEL[4]	Brazil	2,497	10.9	5.4x		
EDP[4]	Brazil	2,023	10.2	6.1x		
Light[4]	Brazil	718	3.4	5.1x		
Eletropaulo	Brazil	442	2.2	3.4x		
Equatorial Energia	Brazil	3,017	14.3	8.9x		
Transmission				8.1x	7.3x	9.2x
TAESA	Brazil	2,065	3.0	7.7x		
CTEEP	Brazil	2,930	7.9	9.2x		
Alupar	Brazil	970	0.9	7.3x		

Pacific	Country	Market cap	ADTV[1] 3M	FV/EBITDA 2017E Median[2]	Min[2]	Max[2]
Generation				8.0x	7.7x	8.9x
Colbun	Chile	4,263	1.8	8.0x		
AES Gener	Chile	4,121	1.0	8.0x		
E-CL	Chile	1,801	1.0	7.7x		
Endesa Chile	Chile	7,604	9.2	8.9x		
Distribution and transmission				7.8x	6.5x	10.5x
Enersis Chile	Chile	5,772	8.3	6.5x		
Aguas Andinas	Chile	3,521	2.2	10.5x		
ISA	Colombia	3,399	1.6	6.5x		

Range of multiples used

Source: Capital IQ, Financial Statements. Market data as of June 30, 2016
[1] Average daily trading volume of the last 3 months; [2] Valuation range considers maximum/minimum trading multiples in the list. In the Argentinian generation business, range has a +/-1.0x sensitivity over the discounted multiple of Pampa Energia. For Brazil distribution companies, outliers (CPFL Energia and Eletropaulo) are excluded. Mid-point considers median observation for those groups with three or more comparables and average for everything else; [3] Considers a 1.0x discount over the median of trading comparable multiples; [4] Integrated companies are involved in different power businesses, focused mainly in power generation and power distribution

Theoretical multiples calculation

	Argentina	Brazil	Colombia	Peru
Generation	5.3x	6.8x	9.5x	11.6x
Distribution	5.0x	6.6x	9.0x	10.8x

Power generation business

	Argentina	Brazil	Colombia	Peru
EBITDA	100	100	100	100
Tax rate[1]	35%	34%	34%	26%
Capex[2]	(15)	(15)	(15)	(15)
Free cash flow	**55**	**56**	**56**	**59**
Country risk	5.1%	4.0%	2.8%	2.1%
Unlevered beta	1.00	0.80	0.70	0.70
Debt/Capitalization	15%	20%	25%	25%
WACC	**12.5%**	**10.1%**	**8.3%**	**7.8%**
Expected growth	2.0%	2.0%	2.5%	2.5%
Firm value	**533**	**684**	**950**	**1.156**
Implied FV/EBITDA	**5.3x**	**6.8x**	**9.5x**	**11.6x**

Power transmission and distribution business

	Argentina	Brazil	Colombia	Peru
EBITDA	100	100	100	100
Tax rate[1]	35%	34%	34%	26%
Capex[2]	(30)	(30)	(30)	(30)
Free cash flow	**46**	**46**	**46**	**48**
Country risk	5.1%	4.0%	2.8%	2.1%
Unlevered beta	0.85	0.65	0.60	0.60
Debt/Capitalization	25%	35%	35%	35%
WACC	**11.2%**	**8.8%**	**7.5%**	**7.2%**
Expected growth	2.0%	2.0%	2.5%	2.5%
Firm value	**496**	**661**	**895**	**1.083**
Implied FV/EBITDA	**5.0x**	**6.6x**	**9.0x**	**10.8x**

Source: Capital IQ, Financial Statements. Market data as of June 30, 2016
[1] Includes CREE's 9.0% tax rate in Colombia and Labor Workers' 5.0% tax rate in Peru
[2] Considers Depreciation = Capex

Tyndall Group
57

Market
DCF
Multiples

[Work in progress. Draft subject to change]

Summary of individual companies valuation based on trading multiples

Multiple's valuation summary (US$mm)

	Company	Business	FV/EBITDA 2017E	FV/MW (US$mm/MW)	FV/Clients (US$/client)	Firm Value	Equity value[1]	Enersis Americas Stake (%)	Enersis Americas Prop. equity	Endesa Americas Stake (%)	Endesa Americas Prop. equity	Chilectra Americas Stake (%)	Chilectra Americas Prop. equity
	Chocon	Gx	3.7x	0.25		342	277	39%	108	65%	180	-	-
	Costanera	Gx	3.7x	0.10		222	157	45%	71	76%	119	-	-
	Dock Sud[2]	Gx	3.7x	0.23		198	153	40%	61	-	-	-	-
	Edesur	Dx	2.4x		136	513	344[4]	72%	246	1%	2	34%	117
	TESA	Tx	2.4x			4	(22)	84%	(18)	37%	(8)	11%	(2)
	CTM	Tx	2.4x			3	(22)	84%	(18)	37%	(8)	11%	(2)
	Other Arg.		n.a.			3	8	n.a.	6	n.a.	5	n.a.	0
	Cachoeira	Gx	5.4x	0.89		590	626	84%	527	37%	232	11%	70
	Fortaleza	Gx	5.4x	1.40		457	457	84%	385	37%	170	11%	51
	Ampla	Dx	6.1x		360	1,638	593	92%	546	17%	103	37%	217
	Coelce	Dx	6.1x		302	1,734	1,408	65%	913	22%	308	7%	93
	CIEN	Tx	8.1x			650	634	84%	535	37%	235	11%	71
	Com. e Serv.	Other	5.8x			77	75	84%	63	37%	28	11%	8
	Enel Brazil	Hold.	5.8x			(244)	249	84%	210	37%	92	11%	28
	Emgesa	Gx	8.0x	1.66		5,761	4,071	38%	1,536	27%	1,094	0%	0
	Codensa	Dx	7.8x		840	3,678	3,018	48%	1,461		-	9%	282
	Edegel[2]	Gx	8.0x	1.09		2,164	2,012	59%	1,179	63%	1,257	-	-
	Chinango	Gx	8.0x			313	283	47%	133	50%	141	-	-
	EEPSA	Gx	8.0x			391	349	97%	337	-	-	-	-
	Edelnor	Dx	7.8x		910	1,854	1,447	76%	1,093	-	-	16%	225
	Other Peru		n.a.			(2)	(5)	n.a.	(6)	n.a.	0	n.a.	9
Holding[3]	Enersis Amer.	Hold.	10.0x			(172)	1,174	100%	1,174	-	-	-	-
Holding[3]	Endesa Amer.	Hold.	10.0x			(26)	36	60%	21	100%	36	-	-
Holding[3]	Chilectra Amer.	Hold.	10.0x			(18)	(154)	99%	(153)	-	-	100%	(154)
	Equity								**10,411**		**3,987**		**1,015**

Note 1: Firm and equity values correspond to the mid-points of the valuation ranges
Note 2: Multiples calculated in local currency
[1] Considers 100% of equity value
[2] FV/EBITDA calculated based on a normalized 2017 EBITDA estimated by averaging 2016 and 2018 EBITDA figures
[3] Considers a larger multiple given the EBITDA to FCF convertion ratio of these holding companies
[4] Edesur's Equity Bridge includes only 30% of the total debt with CAMMESA (AR$9,367mm/US$629mm)

Tyndall Group
58

[Work in progress. Draft subject to    change]

Valuation summary for Endesa Americas based on trading multiples     Multiples

Breakdown of Endesa Americas’ equity value (US$mm)

Breakdown by business     Valuation based on trading

    multiples using the Financial

Gx     80%Projections’ EBITDA is ~5% above

    current market capitalization

Dx     Peru: US$1,398mm; 8.0x

Tx     3,987

Hold. & other     1,39836(CLP$321/share)

4%

6%

    10%

Breakdown by country

29%    Colombia: US$1,094mm; 8.0x

Argentina     27%1,094

Brazil

Colombia

Peru

Holding    7%

1%

    Brazil: US$1,168mm; n.a.

    35%

    235120

    411

Argentina: US$290mm; 2.9x    401

299    4 (16) 3

Gx.    Dx. Tx. OtherGx.Dx.Tx.Other Gx.Dx.Tx. OtherGx.Dx.Tx. OtherHoldingEquity

    value

2.9x1    n.a. n.a. n.a.n.a.n.a.n.a.n.a.8.0xn.a.n.a. n.a.8.0xn.a.n.a. n.a.

Argentina    BrazilColombiaPeru

Source: Capital IQ, Financial Statements, Financial Projections. Market data as of June 30, 2016

Note 1: Multiples shown below the horizontal axis correspond to FV/EBITDA 2017E average by business

Note 2: Multiples in functional currency

1 Firm value adjusted by FONINVEMEM and VOSA expected payments

[Work in progress. Draft subject to change]

Market
DCF
Multiples

Valuation summary for Enersis Americas based on trading multiples

Breakdown of Enersis Americas' equity value (US$mm)


Breakdown by business[3]
Gx
Dx
Tx
Hold. & other
42%
42%
11%
5%
Breakdown by country[3]
Argentina
Brazil
Colombia
Peru
Holding
31%
29%
4%
8%
27%
Valuation based on trading multiples using the Financial Projections' EBITDA is ~23% above current market capitalization
Argentina: US$456mm; 2.9x
241
250
(37)
2
Brazil: US$3,179mm; 6.2x
912
1,459
535
273
Colombia: US$2,997mm; 7.9x
1,535
1,461
1
Peru: US$2,736mm; 7.9x
1,657
1,093
(6)
1,042[2]
10,411
(CLP$140/share)
Gx. Dx. Tx. Other Gx. Dx. Tx. Other Gx. Dx. Tx. Other Gx. Dx. Tx. Other Holding Equity value
3.7x[1] 2.4x 2.4x n.a. 5.4x 6.1x 8.1x n.a. 8.0x 7.8x n.a. n.a. 8.0x 7.8x n.a. n.a.
Argentina
Brazil
Colombia
Peru

Source: Capital IQ, Financial Statements, Financial Projections. Market data as of June 30, 2016
Note 1: Multiples shown below the horizontal axis correspond to FV/EBITDA 2017E average by business
Note 2: Multiples in functional currency
[1] Firm value adjusted by FONINVEMEM and VOSA expected payments
[2] Holding equity value considers effect of expected dividend of CLP120,000mm to be paid to Chilectra Americas' shareholders. As informed by Enersis Americas management, dividend will be voted in the extraordinary shareholders meeting to be held in connection with the Merger
[3] Breakdown does not consider expected dividend of CLP120,000mm expected to be paid to Chilectra Americas' shareholders

Tyndall Group 60

[Work in progress. Draft subject to change]

Market
DCF
Multiples

Valuation summary for Chilectra Americas based on trading multiples

Breakdown of Chilectra Americas' equity value (US$mm)


Breakdown by business²
Gx
Dx
Tx
Hold. & other
78%
10%
6%
6%
Breakdown by country²
Argentina
Brazil
Colombia
Peru
Holding
45%
24%
20%
9%
2%
Valuation based on trading multiples using the Financial Projections' EBITDA is ~30% above current market capitalization
Argentina: US$112mm
117
(5)
Brazil: US$540mm
122
311
71
37
Colombia: US$282mm
282
Peru: US$234mm
225
9
(154)¹
1,015
(CLP$582/share)
Gx. Dx. Tx. Other
n.a. n.a. n.a. n.a.
Holding
Equity value
Argentina
Brazil
Colombia
Peru

Source: Capital IQ, Financial Statements, Financial Projections. Market data as of June 30, 2016
Note 1: Multiples shown below the horizontal axis correspond to FV/EBITDA 2017E average by business
Note 2: Multiples in functional currency
[1] Holding equity value considers effect of expected dividend of CLP120,000mm to be paid to Chilectra Americas' shareholders. As informed by Enersis Americas management, dividend will be voted in the extraordinary shareholders meeting to be held in connection to with Merger
[2] Breakdown does not consider expected dividend of CLP120,000mm expected to be paid to Chilectra Americas' shareholders

Tyndall Group 61

[Work in progress. Draft subject to change]

Enersis Americas, Endesa Americas and Chilectra Americas valuation summary

Valuation summary (US$bn for equity value, CLP$ for share price)					Share price: Min	Mid	Max
Endesa Americas	DCF valuation	$3.7	$4.2	$4.8	$296	$335	$388
Endesa Americas	FV/EBITDA 17E based on Financial Projections	$3.6	$4.0	$4.8	$291	$321	$385
Endesa Americas	Market value	$3.4	$3.8	$3.9	$278	$296	$315
Endesa Americas	Research analysts' target price	$3.6	$3.8	$4.1	$289	$305	$328
Enersis Americas	DCF valuation	$8.6	$9.9	$11.7	$116	$133	$157
Enersis Americas	FV/EBITDA 17E based on Financial Projections	$8.9	$10.4	$13.5	$120	$140	$181
Enersis Americas	Market value	$7.0	$8.4	$8.4	$95	$111	$117
Enersis Americas	Research analysts' target price	$7.9	$8.9	$9.5	$106	$120	$128
Chilectra Americas	DCF valuation	$0.8	$0.9	$1.3	$377	$491	$646
Chilectra Americas	FV/EBITDA 17E based on Financial Projections	$0.7	$1.0	$1.6	$399	$582	$944
Chilectra Americas	Market value	$0.7		$0.8	$444	$446	$446
Chilectra Americas	Research analysts' target price	n.a.			n.a.	n.a.	n.a.

Axis: - 2.0 4.0 6.0 8.0 10.0 12.0 14.0

Note 1: Ranges are based on sensitivities of discount rates and perpetuity growth rates (in the case of DCF) and multiples (in the case of trading multiples) that maximize/minimize the equity value of each company. In the DCF valuation, WACC sensitivity is based on a factor of 0.95x and 1.05x and terminal value's perpetuity growth rate sensitivity of +/- 0.5%

Note 2: Highlighted circle on each range corresponds to the base case scenario in the DCF and FV/EBITDA multiple case, the market price as of June 30, 2016, in the Market value case, and the median in the Research analysts' target prices case

Tyndall Group 62

[Work in progress. Draft subject to change]

Enersis Americas Pro-forma equity valuation

Enersis Americas Pro-forma equity value (US$bn)

DCF valuation     $10.1$11.6$13.6

FV/EBITDA 17E based on     $10.4$12.0$15.4

Financial Projections

Market value    $8.4 $9.4$10.0

Research analysts’     $9.4$10.4$11.1

target price

6.0    8.0 10.012.014.016.0

Note 1: Ranges are based on sensitivities of discount rates and perpetuity growth rates (in the case of DCF) and multiples (in the case of trading multiples) that maximize/minimize the equity value of each company. In the DCF valuation, WACC sensitivity is based on a factor of 0.95x and 1.05x and terminal value’s perpetuity growth rate sensitivity of +/- 0.5%

Note 2: Highlighted circle on each range corresponds to the base case scenario in the DCF and FV/EBITDA multiple case, the market price as of June 30, 2016, in the Market value case, and the median in the Research analysts’ target prices case

[Work in progress. Draft subject to change]

Agenda

I.    Introduction and executive summary 3

II.    Merger description 15

1.    Background and description of the proposed transaction15

2.    Scope of Tyndall´s work31

III.    Analysis performed by Tyndall 35

1.    Valuation of Endesa Americas, Enersis Americas and Chilectra Americas35

2.    Analysis of the Reference Exchange Ratio64

3.    Considerations regarding the Merger’s contribution to the social interest of Endesa Americas71

4.    Other considerations75

IV.    Conclusions 81

V.    Appendix 86

[Work in progress. Draft subject to change]

Relative contribution to Enersis Americas and exchange ratio

- After performing a valuation analysis on Enersis Americas, Endesa Americas and Chilectra Americas, it is necessary to analyze the relative contribution of each one in the Merger
- For our analysis we used two equivalent methods to parameterize the contribution of the shareholders of Endesa Americas in the Merger
  - Relative Contribution of the minority shareholders of Endesa Americas in the Merger
    - Percentage of the equity value of Pro-forma Enersis Americas that is contributed by the minority shareholders of Endesa Americas

$$\textit{Relative Contribution of minority shareholders of Endesa Americas} = \frac{\textit{Equity value of Endesa Americas x Ownership stake of minority shareholders}}{\textit{Equity value of Pro-forma Enersis Americas}}$$

  - Exchange ratio
    - The number of shares of Pro-forma Enersis Americas to be received for each share of Endesa Americas

$$\textit{Exchange ratio} = \frac{\textit{Price of Endesa Americas share}}{\textit{Price of Enersis Americas share}} = \textit{Number of shares in Endesa Americas to exchange for each share of Enersis Americas}$$

  - Since the Merger involves three companies (Endesa Americas, Enersis Americas and Chilectra Americas), for the purposes of the Relative Contribution and exchange ratio for the shareholders of Endesa Americas analyses, we assumed that the exchange ratio between Chilectra Americas and Enersis Americas contained in the Reference Exchange Ratio (5.0 shares of Enersis Americas for each share of Chilectra Americas) was an exogenous and fixed parameter
    - Given the relative sizes of the companies participating in the Merger and the ownership stake of Enersis Americas in Chilectra Americas (99.1%), the exchange ratio between the shares of Endesa Americas and Enersis Americas is not materially sensitive to changes in the exchange ratio between Chilectra Americas and Enersis Americas

Tyndall Group 65

[Work in progress. Draft subject to change]

Analysis of the exchange ratio observed in the market (1/2)

Considerations

■ The exchange ratio or historical “ratio” shows the evolution of the relative price of the shares of two publicly listed companies listed during a certain period of time (the analysis period)

■ This ratio is calculated by dividing, for each trading day of the analysis period, the closing price of the share of the company to be absorbed by the price of the share of the absorbing company

■ The resulting ratio shows, for each date Included In the analysis, the price of the share of the company to be absorbed in terms of shares of the absorbing company and represents the number of shares of the absorbing company that it will be necessary to deliver to the shareholder of the absorbed company for each of their shares

■ It is therefore a methodology of (i) relative valuation (ii) based on market parameters that provides context and a reference to the exchange ratio proposed for a merger, comparing it with the historical evolution of the relative prices of both shares

■ Relevant aspects to consider when using this methodology:

■ Liquidity of the shares / volumes traded at different prices

■ Absence of factors (e.g., rumors of purchase, extraordinary events, etc.), other than the performance of the companies itself, which may have affected or may be affecting the market price of the respective companies

- The objective of this analysis is to determine the “neutral” exchange ratio on the basis of market prices that are “not affected“

- Therefore, to perform this kind of analysis we try to use a timeframe in which the prices of the shares don’t include information concerning the transaction being analyzed (yet)

■ Relative coverage by research analysts

■ Changes in equity due to (i) distributions to shareholders (dividends or repurchase of shares) and (ii) issuance of new shares

■ In the case of Enersis Americas and Endesa Americas, since their first day of trading, the market price of their shares was “affected” by information about the Corporate Reorganization and the Merger, in particular with regard to the Reference Exchange Ratio announced in the Division Shareholders Meeting

■ In addition, after the Division Shareholders Meeting, the three companies to be merged distributed dividends in a different proportion from the one implicit in the Reference Exchange Ratio 66

[Work in progress. Draft subject to change]

Analysis of the exchange ratio observed in the market (2/2)

Exchange Ratio evolution since April 21, 2016



More favorable for Endesa Americas
Less favorable for Endesa Americas
Exchange Ratio non-adjusted by dividends
Exchange Ratio adjusted by dividends
3.00x
2.95x
2.90x
2.85x
2.80x
2.75x
2.70x
2.65x
2.60x
2.55x
04/21
04/28
05/05
05/12
05/19
05/26
06/02
06/09
06/16
06/23
06/30
May-17: Closing date for dividend payments[1]
Reference Exchange Ratio: 2.80x
Exchange Ratio as of June 30: 2.69x
Exchange Ratio as of June 30: 2.67x
Exchange Ratio distribution by days:
< 2.60x 1
2.60x - 2.65x 8
2.65x - 2.70x 13
2.70x - 2.75x 16
2.75x - 2.80x 7
2.80x - 2.85x 2
> 2.85x 3
0 5 10 15 20
72% of the trading volume

- In general, the implicit exchange ratio observed in the market is slightly below the Reference Exchange Ratio, which could be a result of the historical exchange ratio incorporating the risk that the Merger is not consummated or that the Terms and Conditions of the Merger are modified
- It is reasonable to expect the exchange ratio to converge to 2.8x as the Merger date approaches

Source: Capital IQ
[1] May 17, 2016 was the closing date for dividends payment for Endesa Americas and Enersis Americas shareholders. Dividends per share were CLP$9.37 and CLP$4.17 per share for Endesa Americas and Enersis Americas, respectively

Tyndall Group 67

[Work in progress. Draft subject to change]

Exchange Ratio and relative contribution to Enersis Americas Pro-forma

Exchange Ratio according to different valuation methodologies



Proposed Exchange Ratio : 2.80x [15.8%]
3.5x
3.0x
2.8x
2.5x
2.0x
1.5x
2.9x [16.4%]
2.7x [15.3%]
2.6x [14.8%]
2.9x [16.1%]
2.5x [14.4%]
2.2x [12.7%]
2.7x [15.1%]
2.3x [13.3%]
1.9x [11.3%]
2.9x [16.1%]
2.7x [15.3%]
2.4x [13.9%]
Market value
DCF
FV/EBITDA Multiple
Research analysts' target price
More favorable for Endesa Americas
Less favorable for Endesa Americas

Note 1: Figures in brackets correspond to the ownership stake of the minority shareholders of Endesa Americas in Enersis Americas Pro-forma
Note 2: Highlighted circle on each range corresponds to the base case scenario in the DCF and FV/EBITDA multiple case, the market price as of June 30, 2016, in the Market value case, and the median in the Research analysts' target prices case
Note 3: Ranges are based on sensitivities of discount rates and perpetuity growth rates (in the case of DCF) and multiples (in the case of trading multiples) that maximize/minimize the ownership stake of the minority shareholders of Endesa Americas in Enersis Americas Pro-forma

Tyndall Group 68

[Work in progress. Draft subject to change]

Sensitivity analysis of the exchange ratio to changes in the valuation of the operating companies

Considerations

- The chart below shows the impact on the exchange ratio of a change in the value of the operating companies that are part of Endesa America, Enersis Americas and Chilectra Americas
- The bars show the impact on the exchange ratio of an increase of 10% in the firm value of each of the companies shown (the impact of this increase on the relative contribution of the minority shareholders of Endesa Americas in Enersis Americas Pro-forma is shown in parenthesis)
- The chart is based on a DCF valuation analysis that on its base case results in an exchange ratio of 2.5x (14.4% ownership stake for the minority shareholders of Endesa Americas in Enersis Americas Pro-forma)
- The chart shows that an increase in the value of power generation companies in Peru and Colombia would have the greatest positive impact on the exchange ratio (increase of 0.046x in the case of Emgesa and 0.054x In the case of Edegel). On the other hand, a 10% increase in the firm value of power distribution companies in Peru and Colombia would have the greatest negative impact on the exchange ratio (a reduction of 0.039x in the case of Codensa and 0.041x in the case of Edelnor)
- In the case of the Argentine companies, Chocon is the one that would have the greatest impact on the exchange ratio, with an increase of 0.009x in the event of an increase of 10% in its firm value
- In Brazil, Ampla is the company that would have the greatest impact with a decrease of 0.022x in the exchange ratio in the event of a 10% increase in its firm value

Sensitivity analysis of the exchange ratio based on a 10% increase in the firm value of operating companies

Exchange ratio (relative contribution of Endesa's minority shareholders) based on DCF valuation



0.009x
0.003x
(0.002x)
(0.007x)
0.000x
0.000x
(0.022x)
(0.004x)
0.000x
0.046x
(0.039x)
0.054x
0.009x
(0.008x)
(0.041x)
Chocón
Costanera
Dock Sud
Edesur
Cachoeira
Fortaleza
Ampla
Coelce
CIEN
Emgesa
Codensa
Edegel
Chinango
EEPSA
Edelnor

Impact on relative contribution of Endesa's minority shareholders (bps)

Chocón	Costanera	Dock Sud	Edesur	Cachoeira	Fortaleza	Ampla	Coelce	CIEN	Emgesa	Codensa	Edegel	Chinango	EEPSA	Edelnor
5	2	(1)	(3)	0	0	(9)	(2)	0	23	(20)	27	4	(4)	(21)

Tyndall Group 69

     [Work in progress. Draft subject to change]

Considerations regarding the analysis of the exchange ratio

■ The ranges for the relative contribution and exchange ratio analyses under multiples and DCF valuation methodologies correspond to the minimum and maximum possible values under different combinations of the sensitized variables (stress test)

■ We used the combination of discount rates and perpetuity growth rates (DCF case), or multiples (multiple based valuation), that maximizes and minimizes the relative contribution of the minority shareholders of Endesa Americas in Enersis Americas Pro-forma

■ In the case of the ranges for market value and research analysts price targets, they correspond to the minimum and maximum values observed ■ Given that (i) Enersis Americas has a relevant ownership stake in Endesa Americas and Chilectra Americas, (ii) Enersis Americas is a shareholder in most of the companies in which Endesa Americas and Chilectra Americas hold a stake, and (iii) Enersis Americas, Endesa Americas and Chilectra Americas are shareholders of Enel Brazil, the range of the relative contribution has a relatively stable behavior, even in significantly different valuation scenarios

■ The Reference Exchange Ratio is located at the top of the range and above the mid-point of the exchange ratios obtained under the two valuation methodologies used, and above the market values and target prices of research analysts

■ Furthermore, our sensitivity analysis suggests that even under different valuation scenarios for specific operating assets, the exchange ratio does not show significant variations, considering it very unlikely that variations in the value of operating assets may cause the value of the Reference Exchange Ratio to be below the range obtained

■ Therefore, we believe that if the Merger is performed with the Reference Exchange Ratio, it would conform in terms of “price” to those currently prevailing in the market 70

    [Work in progress. Draft subject to change]

Agenda

I.    Introduction and executive summary 3

II.    Merger description 15

1.    Background and description of the proposed transaction15

2.    Scope of Tyndall´s work31

III.    Analysis performed by Tyndall 35

1.    Valuation of Endesa Americas, Enersis Americas and Chilectra Americas35

2.    Analysis of the Reference Exchange Ratio64

3.    Considerations regarding the Merger’s contribution to the social interest of Endesa Americas71

4.    Other considerations75

IV.    Conclusions 81

V.    Appendix 86

     [Work in progress. Draft subject to change]

Methodology used to determine the potential contribution of the Merger to the social interest of Endesa Americas (1/3)

■ From a purely financial perspective, it is reasonable to assume that a transaction contributes to the social interest of a company, to the extent that the economic value for the shareholders of the company is greater if the transaction is carried out than if it is not

■ According to this criterion, in order to analyze whether the Merger contributes to the social interest of Endesa Americas, it is necessary to perform a Value Creation Analysis, which consists in comparing the value of the net assets or equity of Endesa Americas assuming that it continues to operate independently (“Value Without Merger”), with the pro-forma value for the shareholders of Endesa Americas if the Merger were to materialize under the proposed terms (“Pro-forma Value”)

■ If the difference between the Pro-forma Value and the Value Without Merger is positive, then the transaction creates value ■ If the difference between the Pro-forma Value and the Value Without Merger is negative, then the transaction destroys value ■ The estimated amount of value created or destroyed by the transaction would be equal to that difference

■ For the analysis to be consistent, the Values Without Merger and the Pro-forma Values should be estimated using the same methodology (market values, DCF, multiples, etc.) and using consistent assumptions

■ In the specific case of the Merger, the Value Creation Analysis would require comparing:

■ The equity value of Endesa Americas at a certain date, assuming that it continues to operate without the Merger (“Endesa Americas

Without Merger”); versus

■ The ownership stake of the shareholders of Endesa in Enersis Americas according to the Reference Exchange Ratio (“Ownership Stake in Enersis Americas”)

■ The value created (destroyed) by the Merger would be the result of:

Value creation (destruction) = Ownership Stake in Enersis Americas—Endesa Americas Without Merger 72

     [Work in progress. Draft subject to change]

Methodology used to determine the potential contribution of the Merger to the social interest of Endesa Americas (2/3)

■ Performing the Value Creation Analysis to the Merger in the terms described before, would require: ■ Financial and operational projections for Endesa Americas Without Merger ■ Financial and operational projections for Enersis Americas Pro-forma

■ To date, however, Enersis Americas and Endesa Americas have provided the information under the assumption that the Merger takes place, this is, a free cash flow projection, including an EBITDA projection, for each of Endesa Americas, Chilectra Americas and Enersis Americas (holding companies), and for the operating companies that comprise their respective groups, that already includes the effects of the Merger (i.e., there is no projection “without Merger” for these companies)

In this scenario, we used two mechanisms to estimate whether the Merger is expected to create value for Endesa Americas’ shareholders ■ Comparing the Reference Exchange Ratio with the estimated exchange ratio according to different valuation methodologies

■ If the Reference Exchange Ratio is located above the midpoint of the range, it is likely that the Merger, if performed according to the Terms and Conditions of the Merger, will create value for the shareholders of Endesa Americas ■ Estimating whether the cancellation of the Merger would have a positive or negative impact on the current market price of Endesa Americas ■ Endesa Americas is a holding company that has controlling stakes (but not necessarily the absolute majority of economic rights), in power generation assets in Argentina, Peru and Colombia, and a minority stake in power distribution and generation assets in Brazil ■ If the Merger is not implemented, there are factors and risks that could negatively impact the market price of the Endesa Americas

- Endesa Americas would probably require a management structure at the parent company level that it does not currently have and whose cost is not considered in the Financial Projections (additional cost)

- Potential discounts to the value of underlying assets i. Endesa Americas would have material non-consolidated investments (Enel Brazil) and minority interests (Colombia, Peru and Argentina) that could difficult coverage and valuation of the stock by the market

- Conflict of interest at the Enel level regarding the vehicle to use to grow in Latin America (Enersis Americas, where it owns 60.62% of the economic rights vs. Endesa Americas, where it only owns 36.36% of the economic rights), which could adversely affect market price

- Potential decline in the liquidity of the share

■ Additionally, the Merger would eliminate a number of expenses related to the maintenance of a publicly traded corporation, which also has an ADR program, including expenses for professional fees of lawyers and auditors, investor relations and the Board of Directors 73

     [Work in progress. Draft subject to change]

Methodology used to determine the potential contribution of the Merger to the social interest of Endesa Americas (3/3)

■    Considering the position of Endesa Americas current shareholders, the market price of the stock, and the Reference Exchange Ratio, from a purely financial value creation point of view, the Merger would be positive for the shareholders of Endesa Americas

■    Given that our analysis suggests that from a purely financial point of view, the Merger would be positive for the shareholders of Endesa

Americas, and considering that the value of Endesa Americas could be negatively affected if the Merger is not implemented, we conclude that the Merger, if implemented under the Terms and Conditions of the Merger, would contribute to the social interest of Endesa Americas

     [Work in progress. Draft subject to change]

Agenda

I.    Introduction and executive summary 3

II.    Merger description 15

1.    Background and description of the proposed transaction15

2.    Scope of Tyndall´s work31

III.    Analysis performed by Tyndall 35

1.    Valuation of Endesa Americas, Enersis Americas and Chilectra Americas35

2.    Analysis of the Reference Exchange Ratio64

3.    Considerations regarding the Merger’s contribution to the social interest of Endesa Americas71

4.    Other considerations75

IV.    Conclusions 81

V.    Appendix 86

     [Work in progress. Draft subject to change]

Considerations on the Terms and Conditions of the Merger (1/5)

Considerations on the Tender Offer (1/2)

■ In the context of a Merger, dissenting shareholders who do not approve the operation are “protected” by the withdrawal right (more information on the calculation of the exercise price for withdrawal rights purposes on page 93)

■ Prior to the Divisions, and given the stages and deadlines of the Corporate Reorganization process proposed, some shareholders of Endesa expressed their concern with regard to the effectiveness of the withdrawal right in the context of the Corporate Reorganization

■ The exercise price of the withdrawal right is calculated during the 60 trading days period between the thirtieth and ninetieth trading days prior to the shareholders meeting that approves a merger

■ However, given that in the context of the Corporate Reorganization, the companies to be merged were only to trade after the announcement of the Reference Exchange Ratio, the price of Endesa Americas, and therefore the “market price” for purposes of the withdrawal right, would already be affected by the Merger

■ Therefore, if a dissenting shareholder believed that the Reference Exchange Ratio was unfavorable, the withdrawal right would not grant him protection from a valuation point of view (possibility of selling at a price unaffected by the Merger), but it would simply allow him to sell all of his shares at a market price already affected by the Reference Exchange Ratio (i.e. it would only provide him liquidity)

■ The announcement of Enersis (now Enersis Americas) regarding its intention to launch a Tender Offer for up to 40.02% of the shares in Endesa Americas subject to the Tender Offer Conditions mentioned on page 25 of this report, was intended to provide the shareholders of Endesa with greater certainty regarding the minimum price at which they would be able to sell the shares of Endesa Americas that they would receive as a result of Endesa’s division, in case they considered the Merger to be unfavorable to them

■ Although the Tender Offer Price (CLP$285 per share) is currently below the market price of Endesa Americas’ share, we believe that the Tende Offer Price provides a “floor” which gives a greater degree of protection to the shareholders of Endesa Americas (obviously subject to the actual launching of the Tender Offer and that, when this happens, it is not subject to additional conditions that distort its original purpose) 76

     [Work in progress. Draft subject to change]

Considerations on the Terms and Conditions of the Merger (2/5)

Considerations on the Tender Offer (2/2)

■    The price implicit in the Reference Exchange Ratio is 11.4% higher than the Tender Offer Price, using the share price of Enersis Americas as of June 30, 2016 as a reference

■    Also, the market price as of June 30, 2016 is 7.0% higher than the Tender Offer Price

■    The weighted average price, using a methodology similar to that used for the calculation of the exercise price of the withdrawal right

(although in a different timeframe), is 3.8% higher than the Tender Offer Price

■    There can be differences in the tax treatment of capital gains under the exercise of withdrawal right versus selling in a Tender Offer,

depending on the type of shareholder

■    For Pension Funds Administrators (AFPs) and shareholders that have acquired their shares on a stock exchange, capital gains are exempt from capital gains tax if they are sold in a tender offer. This does not apply for shares sold under the exercise of withdrawal rights, in which case the shareholders (excluding the AFPs), shall pay taxes on capital gains

■    ADR holders wouldn’t be subject to different taxation scenarios; they pay taxes on capital gains under both scenarios (except when the shares are sold at the same price of their exchange value)

Tender Offer Price

    CLP$/sharePremium / (discount) to Tender Offer Price

Tender Offer Price    285.0 -

Market Price as of June 30, 2016    304.9 7.0%

Weighted average Price    295.8 3.8%

Price implicit in the Reference Exchange Ratio    317.5 11.4%

Source: Information provided by Endesa Americas and Enersis Americas     77

     [Work in progress. Draft subject to change]

Considerations on the Terms and Conditions of the Merger (3/5)

Withdrawal Rights Conditions (1/2)

■ The Merger would be subject to a condition precedent, consisting of the Withdrawal Rights Conditions, this is:

■ That the exercise of withdrawal rights by the shareholders of Enersis Americas, Endesa Americas and Chilectra Americas does not exceed:

- Up to 10.00% of the issued voting shares, in the case of Enersis Americas

- Up to 7.72% of the issued voting shares, in the case of Endesa Americas

- Up to 0.91% of the issued voting shares, in the case of Chilectra Americas

■ That the exercise of the withdrawal rights does not result in any shareholder exceeding the maximum share concentration of 65% in Enersis Americas after the Merger is consummated

■ The option of subjecting the Merger to a condition precedent is expressly stipulated in the Regulation of the LSA

■ The LSA provides (Article 71) that the Board of a company that adopted an agreement that grants withdrawal rights may call, within 30 days of the deadline for the exercise of such withdrawal rights, a new meeting so that it may reconsider or ratify the agreements that led to the exercise of the right

■ Although conditioning the Merger to the exercise of withdrawal rights not exceeding a predetermined limit expressed as a percentage of the total number of shares of the company, cannot be considered “customary” given the low number of mergers of publicly traded corporations performed in the Chilean market; it seems to us that it is a practice that is being incorporated in mergers of publicly traded corporations in Chile 78

[Work in progress. Draft subject to change]

Considerations on the Terms and Conditions of the Merger (4/5)

Withdrawal Rights Conditions (1/2)

- The percentages set for the limit of the exercise of withdrawal rights at Enersis Americas (up to 10.00% of the shares) and Endesa Americas (up to 7.72% of the shares) are higher than the percentages set for previous mergers where this type of condition was included (given its ownership structure, the 0.91% set for Chilectra Americas should not be relevant)

Company	Date	Upper limit	Exercised rights (%)
LAN	12/21/11	2.50%	0.002%
Melon	11/29/10	0.85%[1]	0.27%
E.Cl	12/29/09	5.00%	1.57%
Watts	09/02/09	3.00%	2.13%
Salfacorp	10/23/07	8.00%	0.00%
Colbun	10/19/05	3.00%	0.47%
Terranova[2]	04/13/05	0.47%	0.31%
Masisa[3]	04/12/05	0.99%	0.23%
Terranova	10/31/03	n.a.	0.34%
Falabella	10/17/03	n.a.	0.35%

- Given the context of the Merger and from the perspective of a shareholder of Endesa Americas, we believe it is positive from a certainty of execution point of view, to have high limits since it makes it easier for the condition to be fulfilled, and therefore reduces the risk that the Merger is not consummated
- Moreover, from the perspective of the shareholders of Endesa Americas, it seems positive that the limit set for Enersis Americas is higher than the limit set for Endesa Americas

Source: SVS, Financial Statements of companies

[1] Condition precedent defined as the amount to be paid by Melon not to exceed US$3 million (equivalent to 0.17% of the shares). For an exercise of withdrawal rights implying an amount above US$3mm but below US$15mm (0.85% of the shares), the Board was entitled to waive such condition and authorize the Merger considering the best interest of the company. The withdrawal right was approximately US$5mm

[2] Condition precedent defined as the amount to be paid by Masisa not to exceed US$6mm (0.99% of total shares)

[3] Condition precedent defined as the amount to be paid by Terranova not to exceed US$10 million (0.47% of the total number of shares)

Tyndall Group 79

    [Work in progress. Draft subject to change]

Considerations on the Terms and Conditions of the Merger (5/5)

Considerations on Enel’s commitments

■1    Enel committed to vote in favor of the Merger at the respective shareholders meeting provided that no material adverse changes may have occurred before the meeting

■ This seems positive to us, since it gives a greater degree of certainty to the Merger and to the Terms and Conditions of the

Merger that have already been announced

■ Conditioning this commitment to the fact that before the meeting that votes on the Merger no material adverse changes have occurred, allocates market risk to the shareholders that already approved the Divisions with the expectation that the Merger would be approved in the announced terms

■    Enel stated that, if the Merger is approved, within a period of 5 years, it is its intention not to carry out any other corporate

2

reorganization process that affects Enersis Americas or propose that such process be carried out

■ We think this is a condition that is difficult to evaluate given that it is atypical for operations of this kind, which seems to us

(i) that reflects an idiosyncratic situation of the Enersis Group and (ii) considering it to be positive (negative) would assume considering beforehand that every future reorganization proposal will be negative (positive)

    [Work in progress. Draft subject to change]

Agenda

I.    Introduction and executive summary 3

II.    Merger description 15

1.    Background and description of the proposed transaction15

2.    Scope of Tyndall´s work31

III.    Analysis performed by Tyndall 35

1.    Valuation of Endesa Americas, Enersis Americas and Chilectra Americas35

2.    Analysis of the Reference Exchange Ratio64

3.    Considerations regarding the Merger’s contribution to the social interest of Endesa Americas71

4.    Other considerations75

IV.    Conclusions 81

V.    Appendix 86

     [Work in progress. Draft subject to change]

Conclusion (1/4)

1 Considering the position of the current shareholders of Endesa Americas, from a purely financial perspective of value creation, the approval of the Merger in accordance with the Reference Exchange Ratio would be positive for the shareholders of Endesa Americas

■ The Reference Exchange Ratio is close to the upper limit of the range and above the midpoint estimated for the exchange ratio under the two valuation methodologies used, as well as considering market values and target prices of research analysts

■ Furthermore, our sensitivity analysis suggests that even if the valuation of specific operating assets changes, the exchange ratio does not vary significantly, and operating scenarios where the value of the operating assets might cause the lower limit of the range to be located above the value of the Reference Exchange Ratio are considered highly unlikely

■ Additionally, if the Merger does not take place, there are factors and risks that could negatively impact Endesa Americas’ share price

■ Endesa Americas would probably require an administrative structure at the holding company level that it does not currently have, the cost of which is not included in the Standalone Value of Endesa Americas (additional cost)

■ A series of expenses, including those associated with maintaining a publicly traded company with an ADRs program, would be eliminated if the Merger takes place. Such expenses also include professional fees for lawyers and auditors, investor relations and Board of Directors

■ Potential discounts to the value of underlying assets based on potential difficulties from research analysts in covering an valuing the Company (relevant minority interest and non-consolidated investments)

■ Conflict of interest at the Enel level regarding the vehicle to be used to grow in Latin America (Enersis Americas, where it holds a ~61% economic interest vs. Endesa Americas, where it is only entitled to ~36% of the economic rights), which could adversely affect the market price of the share

■ Potential decline in liquidity 82

     [Work in progress. Draft subject to change]

Conclusion (2/4)

2    Although the Tender Offer Price is currently below the market price of Endesa Americas, we believe that the Tender Offer Price provides a

“floor” that gives Endesa Americas shareholders a greater degree of protection (subject to the Tender Offer actually being launched and, when that happens, the Tender Offer not being subject to additional conditions that distort its original purpose)

■    Endesa Americas’ share price implicit in the Reference Exchange Ratio is 11.4% higher than the Tender Offer Price, using the share price of

    Enersis Americas as of June 30, 2016 as a reference

■    The market price as of June 30, 2016 is 7.0% higher than the Tender Offer Price

■    The weighted average price (weighted by volume traded) using a similar methodology to the one used to calculate the exercise price of withdrawal rights (but for a different period), is 3.8% higher than the Tender Offer Price

    ■ However, depending on the type of shareholder, tax treatment of capital gains may vary. Therefore, assuming equal prices,

    there could be an advantage in selling shares in a Tender Offer versus exercising withdrawal rights

     [Work in progress. Draft subject to change]

Conclusion (3/4)

3 Other Terms and Conditions of the Merger

■ Regarding the Withdrawal Rights Conditions

■ The option of subjecting the Merger to a condition precedent is expressly stipulated in the Regulation of the LSA

■ The condition of the exercise of withdrawal rights not exceeding a maximum limit, expressed as a percentage of the shares of the company, is a practice that is being incorporated in mergers of publicly traded companies in Chile

- The LSA provides (Article 71) that the Board of a company that adopted an agreement that grants withdrawal rights may call, within 30 days of the deadline for the exercise of such withdrawal rights, a new meeting so that it may reconsider or ratify the agreements that led to the exercise of the right ■ Regarding the limits set for the Merger, the percentages set for Enersis Americas (up to 10.00% of the shares) and Endesa Americas (up to 7.72% of the shares) are higher than the percentages set for previous mergers where this type of condition was included (given its ownership structure, the 0.91% set for Chilectra Americas should not be relevant)

- This is positive from a certainty of execution point of view, since it makes it easier for the condition to be fulfilled

- Given the context of the Merger, from the perspective of the shareholders of Endesa Americas, it seems positive that the limit set for Enersis Americas is higher than the limit set for Endesa Americas

■ Regarding Enel´s commitment to vote in favor of the Merger, we think it’s positive since it gives a greater degree of certainty to the

Merger and to the Terms and Conditions of the Merger that have already been announced

■ Conditioning this commitment to the fact that before the meeting that votes on the Merger no material adverse changes have occurred, allocates market risk to the shareholders that already approved the Divisions with the expectation that the Merger would be approved in the announced terms ■ Regarding Enel´s commitment that if the Merger is approved, within a period of 5 years, it is its intention not to carry out any other corporate reorganization process that affects Enersis Americas or propose that such process be carried out, we think this is a condition that is difficult to evaluate because it is atypical for operations of this kind, which seems to us (i) that reflects an idiosyncratic situation of the Enersis Group and (ii) considering it to be positive (negative) would assume considering beforehand that every future reorganization proposal will be negative (positive) 84

     [Work in progress. Draft subject to change]

Conclusion (4/4)

■ On May 6, 2016, the Committee of Directors appointed Tyndall as an additional independent appraiser to inform the shareholders of Endesa Americas about the conditions of the Merger, its effects, and its potential impact on the Company, pursuant to the terms set forth in Article 147 of the LSA

■ Based upon, and subject to the factors and assumptions set forth in this Report, we conclude the following with regard to the proposed Merger:

■ We believe that the consummation of the Merger, pursuant to the terms and conditions proposed, would contribute to the social interest of Endesa America

■ The proposed exchange ratio of 2.8 shares of Enersis Americas for each share of Endesa Americas is consistent with market conditions prevailing in the market at the time of this Report

■ The other terms and conditions of the Merger, summarized in what we have defined as the Terms and Conditions of the Merger, also conform to the ones prevailing in the market at the time of this Report 85

     [Work in progress. Draft subject to change]

Agenda

I. Introduction and executive summary                3

II. Merger description                 15

1. Background and description of the proposed transaction                 15

2. Scope of Tyndall´s work                31

III. Analysis performed by Tyndall                35

1. Valuation of Endesa Americas, Enersis Americas and Chilectra Americas                 35

2. Analysis of the Reference Exchange Ratio                 64

3. Considerations regarding the Merger’s contribution to the social interest of Endesa Americas                 71

4. Other considerations                75

IV. Conclusions                81

V. Appendix                86

1. Trading comparables                86

[Work in progress. Draft subject to change]

Adjusted trading comparables by business (1/2)

Integrated companies

		US$mm			FV/EBITDA			P/E			CAGR 15 - 17
	Country	Firm value	Market cap	ADTV 3M	2015E	2016E	2017E	2015E	2016E	2017E	EBITDA
Pampa Energia	Argentina	2,484	1,857	8.2	6.2x	4.7x	4.2x	13.2x	9.4x	9.5x	22.2%
CPFL Energia	Brazil	12,916	6,545	16.7	10.4x	9.4x	8.5x	22.1x	16.5x	13.7x	10.6%
CEMIG	Brazil	6,999	2,860	22.5	6.2x	7.1x	5.8x	6.1x	7.1x	5.4x	4.1%
COPEL	Brazil	4,873	2,497	10.9	6.5x	5.4x	5.2x	8.0x	7.0x	6.3x	12.3%
EDP	Brazil	4,050	2,023	10.2	6.1x	6.1x	5.8x	12.7x	13.2x	9.7x	2.8%
Light	Brazil	2,676	718	3.4	5.9x	5.1x	4.5x	25.4x	6.6x	3.8x	14.5%
EEB	Colombia	9,698	5,622	0.3	7.8x	5.8x	5.0x	11.7x	15.6x	10.2x	24.8%
Enersis Americas	Chile	13,699	8,434	14.4	5.0x	4.8x	4.5x	13.7x	12.2x	10.1x	5.4%
Enersis Chile[2]	Chile	8,246	5,772	8.3	6.4x	6.5x	6.4x	9.9x	12.5x	12.2x	n.a.
Media				**10.5**	**6.7x**	**6.1x**	**5.5x**	**13.6x**	**11.1x**	**9.0x**	**10.7%**
Median				**10.2**	**6.2x**	**5.8x**	**5.2x**	**12.7x**	**12.2x**	**9.7x**	**10.6%**

Power generation companies

		US$mm				FV/EBITDA			P/E			CAGR 15 - 17
	Country	Firm value	Market cap	ADTV 3M	FV/MW[1]	2015E	2016E	2017E	2015E	2016E	2017E	EBITDA
Tractebel	Brazil	8,147	7,809	9.2	1.1	7.1x	6.3x	5.8x	13.3x	12.0x	10.7x	10.0%
CESP	Brazil	1,349	1,217	4.3	0.8	4.9x	4.8x	5.0x	14.5x	9.6x	8.5x	n.a.
AES Tietê	Brazil	1,976	1,761	6.6	0.7	6.0x	5.3x	5.2x	11.3x	9.2x	8.4x	7.3%
Colbun	Chile	5,695	4,263	1.8	1.5	8.0x	8.0x	8.0x	13.8x	12.5x	14.6x	0.3%
AES Gener	Chile	5,605[3]	4,121	1.0	1.2	7.2x[3]	8.0x[3]	7.5x[3]	15.3x	16.0x	13.2x	6.2%
E-CL	Chile	2,231	1,801	1.0	1.1	7.2x	7.7x	6.6x	6.5x	27.6x	18.8x	4.5%
Endesa Americas	Chile	7,640	3,789	4.3	0.9	7.0x	6.9x	6.9x	10.8x	13.4x	13.3x	0.4%
Endesa Chile[2]	Chile	8,908	7,604	9.2	1.4	9.2x	8.9x	8.7x	12.1x	14.1x	14.3x	2.8%
Media				**4.2**	**1.1**	**7.1x**	**7.0x**	**6.7x**	**12.2x**	**14.3x**	**12.7x**	**4.5%**
Median				**4.3**	**1.1**	**7.1x**	**7.3x**	**6.8x**	**12.7x**	**13.0x**	**13.3x**	**4.5%**

Source: Capital IQ, Financial Statements. Market data as of June 30, 2016

Note: Minority interest at market value was estimated by applying the respective P/B ratio to the book value of the minority interest [1] US$000´s/MW; [2] Endesa Chile and Enersis Chile valuations exclude capex effectively executed to date in Los Condores power plant, which should start operations in 4Q18; [2] Electrica Guacolda is consolidated proportionally. Proportional net debt is added to the firm value for multiple calculation purposes. An estimate of the proportional 2017E EBITDA is also considered to ensure consistency. Additionally, Cochrane and Alto Maipo projects are excluded until the beginning of their operations in 3Q16 and 1Q19, respectively

Tyndall Group 87

[Work in progress. Draft subject to change]

Adjusted trading comparables by business (2/2)

Power distribution companies

		US$mm				FV/EBITDA			P/E			CAGR 15 - 17
	Country	Firm value	Market cap	ADTV 3M	FV/clients[1]	2015E	2016E	2017E	2015E	2016E	2017E	EBITDA
Edenor	Argentina	931	790	1.0	328	5.1x	3.4x	2.9x	11.0x	4.5x	3.1x	32.9%
Eletropaulo	Brazil	1,262	442	2.2	183	5.0x	3.4x	2.6x	9.3x	5.5x	2.9x	38.8%
Equatorial	Brazil	4,173	3,017	14.3	1.828	10.4x	8.9x	7.7x	16.3x	13.1x	10.0x	16.5%
Aguas Andinas	Chile	4,962	3,521	2.2	1.160	11.1x	10.5x	10.0x	17.8x	16.8x	16.0x	5.4%
Media				**4.9**	**875**	**7.9x**	**6.5x**	**5.8x**	**13.6x**	**10.0x**	**8.0x**	**23.4%**
Mediana				**2.2**	**744**	**7.8x**	**6.1x**	**5.3x**	**13.6x**	**9.3x**	**6.6x**	**24.7%**

Power transmission companies

		US$mm			FV/EBITDA			P/E			CAGR 15 - 17
	Country	Firm value	Market cap	ADTV 3M	2015E	2016E	2017E	2015E	2016E	2017E	EBITDA
TAESA	Brazil	3,004	2,065	3.0	7.0x	7.7x	8.2x	6.7x	7.9x	7.8x	n.a.
CTEEP	Brazil	3,420	3,147	7.9	20.7x	9.2x	7.1x	26.4x	16.6x	10.5x	71.0%
Alupar	Brazil	3,015	1,094	0.9	7.6x	7.3x	7.5x	11.3x	11.8x	10.2x	0.8%
ISA	Colombia	8,634	3,399	1.6	9.4x	6.5x	5.9x	20.0x	11.3x	10.2x	26.4%
Media				**3.4**	**11.2x**	**7.7x**	**7.2x**	**16.1x**	**11.9x**	**9.7x**	**22.7%**
Mediana				**2.3**	**8.5x**	**7.5x**	**7.3x**	**15.6x**	**11.5x**	**10.2x**	**13.6%**

Source: Capital IQ, Financial Statements. Market data as of June 30, 2016
Note: Minority interest at market value was estimated by applying the respective P/B ratio to the book value of the minority interest
[1] US$/clients

Tyndall Group 88

     [Work in progress. Draft subject to change]

Agenda

I.    Introduction and executive summary 3

II.    Merger description 15

1.    Background and description of the proposed transaction15

2.    Scope of Tyndall´s work31

III.    Analysis performed by Tyndall 35

1.    Valuation of Endesa Americas, Enersis Americas and Chilectra Americas35

2.    Analysis of the Reference Exchange Ratio64

3.    Considerations regarding the Merger’s contribution to the social interest of Endesa Americas71

4.    Other considerations75

IV.    Conclusions 81

V.    Appendix 86

2.    Replacement Capex for generation assets89

[Work in progress. Draft subject to change]

Terminal value replacement Capex assumptions (1/2)

Generation

The following table summarizes the replace cost per MW and the estimated useful life for different plant technologies

Technology	Type	Replacement Capex (US$'000/MW) - α	Estimated useful life (years)
Hydro		1.200	50
Thermal	Steam turbine	2.500	30
	Gas turbine	600	25
	Combined Cycle	1.000	25

Country	Firm / Plant	Technology	Installed Capacity (MW)	Commercial operations date (COD)	End of concession
	Cachoeira	Hydro	**658**	**1997**	**2027**
	Fortaleza	Thermal – Combined Cycle	**322**	**2003**	
	Emgesa		**3,201**		
	Betania	Hydro	541	1987	
	Charquito	Hydro	19	1972	
	Guavio	Hydro	1,213	1992	
	El Limonar	Hydro	18	1957	
	La Guaca	Hydro	325	1985	
	La Junca	Hydro	19	1968	
	La Tinta	Hydro	20	1970	
	Paraiso	Hydro	277	1985	
	Tequendama	Hydro	20	1998	
	Quimbo	Hydro	400	2015	
	Cartagena	Steam turbine	127	1985	
	Termozipa	Steam turbine	223	1978	
	Edegel		**1,273**		
	Callahuanca	Hydro	80	1947	
	Huampani	Hydro	30	1960	
	Huinco	Hydro	247	1965	
	Matucana	Hydro	129	1971	
	Moyopampa	Hydro	65	1952	
	Santa Rosa	Gas turbine	229	1990	
	Ventanilla	Combined Cycle	493	2000	

Source: Information provided by Endesa Americas and Enersis Americas

Tyndall Group 90

[Work in progress. Draft subject to change]

Terminal value replacement Capex assumptions (2/2)

Generation

Country	Firm / Plant	Technology	Installed Capacity (MW)	Commercial operations date (COD)	End of concession
Peru	**EEPSA**		**348**		
	Malacas TG4	Gas turbine	103	1992	
	Malacas TG5	Gas turbine	193	2013	
	Malacas TG6	Gas turbine	52	2017	
	Chinango		**194**		
	Chimay	Hydro	151	2000	
	Yanango	Hydro	43	2000	
Argentina	**Chocon**	Hydro	**1,328**	**1972**	**2023**
	Costanera		**2,317**		
	TV	Steam turbine	1,138	1962-1984	
	CC MHI	Combined Cycle	859	1998	
	CC Sie	Combined Cycle	320	1995	
	Dock Sud		**870**		
	CC Alstom	Combined Cycle	798	2001	
	TG	Gas turbine	72	1989	

Source: Information provided by Endesa Americas and Enersis Americas

Tyndall Group 91

[Work in progress. Draft subject to change]

Agenda

I.    Introduction and executive summary 3

II.    Merger description 15

1.    Background and description of the proposed transaction15

2.    Scope of Tyndall´s work31

III.    Analysis performed by Tyndall 35

1.    Valuation of Endesa Americas, Enersis Americas and Chilectra Americas35

2.    Analysis of the Reference Exchange Ratio64

3.    Considerations regarding the Merger’s contribution to the social interest of Endesa Americas71

4.    Other considerations75

IV.    Conclusions 81

V.    Appendix 86

3.    Withdrawal rights92

[Work in progress. Draft subject to change]

Determination of the “market price” for the exercise of withdrawal rights

Article 132 of the Regulation of the LSA    Shares with presencia bursatil

■    According to Article 132 of the Regulation of ■In NCG No 327 of 2012, the SVS set as requirements for a company to have

the LSA a difference should be made between:    presencia bursatil (in addition to being registered on the Registro de Valores and listed in a stock exchange in Chile) to meet at least one of the following conditions:

1. Shares with presencia bursatil    ■To have an “adjusted presence” of at least 25%

    ■To have a “Market Maker”

The weighted average of stock exchange

transactions during the 60 trading days    ■Article 4 Bis of Law 18,045 of the Securities Market defines that the

period between the thirtieth and ninetieth    “adjusted presence“ for a particular day should be calculated as follows:

days preceding the date of the    ■Number of days in which total daily transactions within the 180

shareholders meeting that triggers the    trading days preceding the day of calculation reach a minimum of

withdrawal right    UF 1,000

    ■This number should be divided by 180 and multiplied by 100, in order to be expressed as a percentage

2. Shares without presencia bursatil    ■The NCG No 327 states that to determine the adjusted presence of a company that is created from a division, the daily volume traded on the days

The book value of the shares in line with    prior to the division should be calculated by multiplying total daily

what is set forth in Article 132 of the    transactions of the divided company before the division, by the percentage

Regulation of the LSA    that the new entity represents of the book value of the divided company

    ■According to NCG No 327, it can be considered that a security has a “Market

■    According to the cited articles, shares with Maker” if the issuer has signed a contract with at least one stock broker that

presencia bursatil are those that are so    meets the conditions indicated in the aforementioned NCG

qualified by the SVS through general

application rule